Exhibit 10.16

CONFORMED COPY

PRIORITY AGREEMENT

DATED  29TH MARCH, 2004

As amended and restated pursuant to a supplemental

Agreement dated 27th May, 2004

and as further amended and restated pursuant to

a supplemental agreement dated 1st July, 2004 and as further amended and restated
pursuant to a supplemental agreement dated 9 May, 2006

BETWEEN

KABEL DEUTSCHLAND GmbH

as KDG

CERTAIN SUBSIDIARIES OF KDG

as Obligors

THE SENIOR CREDITORS, HEDGING BANKS,

BRIDGE CREDITORS, NOTES TRUSTEE AND INVESTORS

DEUTSCHE BANK AG LONDON

as Bridge Agent

and

THE ROYAL BANK OF SCOTLAND plc

as Senior Agent and Security Agent

relating, inter alia, to a Senior Facilities Agreement dated 13th March, 2006 and a

Bridge Facility Agreement dated 29th March, 2004

LONDON

Schedule

1.	Senior Creditors	50
2.	Bridge Creditors	51
3.	Hedging Banks and Hedging Documents	52
4.	Investors	54
5.	Form of Deed of Accession	55
6.	Security Agent	56
7.	Agreed Mezzanine Principles	64

Signatories		65

THIS AGREEMENT is dated 29th March, 2004 and is amended and restated pursuant to a supplemental agreement dated 27th May, 2004 and as further amended and restated pursuant to a supplemental agreement dated 1st July, 2004 and as further amended and restated pursuant to a supplemental agreement dated 9 May, 2006.

BETWEEN:

(1)                                  KABEL DEUTSCHLAND GmbH (registered in the commercial register (Handelsregister) kept at the local court (Amtsgericht) of Munich under number HRB 145837) (KDG);

(2)                                  KABEL DEUTSCHLAND VERTRIEB & SERVICE GmbH & Co. KG ( registered in the commercial register (Handelsregister) kept at the local court (Amtsgericht) of Munich under number HRA 83902) (Regco);

(3)                                  THE PERSONS named in Schedule 1 (Senior Creditors) as Senior Creditors;

(4)                                  THE PERSONS named in Schedule 2 (Bridge Creditors) as Bridge Creditors;

(5)                                  THE PERSONS (if any) named in Schedule 3 (Hedging Banks and Hedging Documents) as Hedging Banks;

(6)                                  THE PERSONS named in Schedule 4 (Investors) as Investors;

(7)                                  ANY TRUSTEE FOR NOTEHOLDERS in its capacity as Notes Trustee under a Note Indenture, on its accession to this Agreement (the Notes Trustee);

(8)                                  DEUTSCHE BANK AG LONDON as Bridge Agent; and

(9)                                  THE ROYAL BANK OF SCOTLAND plc as Senior Agent and Security Agent.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

In this Agreement:

Agents means the Senior Agent, the Bridge Agent and the Security Agent.

Agreed Mezzanine Principles means the agreed principles relating to the provision of mezzanine debt as set out in Schedule 7.

Authorised Representative means any Representative of Senior Debt acting on the instructions of a majority of the Senior Creditors providing that Senior Debt and, in the case of the Senior Debt established under the Senior Facilities Agreement, the Senior Agent.

Bank Creditor means a Senior Creditor, a Hedging Bank or a Bridge Creditor, as the context requires or any such person who accedes to this Agreement in such capacity.

Bank Debt Discharge Date means the later of (a) the Senior Discharge Date and (b) the Bridge Discharge Date.

Bank Debt Finance Documents means the Senior Finance Documents, the Hedging Documents and the Bridge Finance Documents.

Bank Security means all Security other than the Notes Security.

Bridge Agent means Deutsche Bank AG in its capacity as facility agent for the Bridge Creditors under the Bridge Facility Agreement.

Bridge Creditor means each of:

(a)                                  the persons named in Schedule 2 (Bridge Creditors) in their capacity as Lenders under and as defined in the Bridge Facility Agreement;

(b)                                 the Mandated Lead Arrangers under and as defined in the Bridge Facility Agreement, the Bridge Agent and (after the Senior Discharge Date or to the extent of any claim by the Security Agent as joint and several creditor with any other Bridge Creditor) the Security Agent; and

(c)                                  any person which becomes a Bridge Creditor after the date of, and in accordance with the terms of, this Agreement.

Bridge Debt means all Liabilities of any Obligor to any Bridge Creditor under or in connection with any Bridge Finance Document (including Term Loans as defined in the Bridge Facility Agreement).

Bridge Default means an Event of Default as defined in the Bridge Facility Agreement.

Bridge Discharge Date means the date on which the Bridge Agent is satisfied that all of the Bridge Debt has been irrevocably paid and discharged and all Commitments under (and as defined in) the Bridge Facility Agreement cancelled (for the avoidance of doubt, it is acknowledged that the Bridge Discharge Date occurred prior to the Restatement Date).

Bridge Finance Documents means the Finance Documents as defined in the Bridge Facility Agreement (in its form at the date of this Agreement or amended as permitted by this Agreement).

Bridge Restricted Group Debt means all Liabilities of a Restricted Group Member to any Bridge Creditor under or in connection with any Bridge Finance Document.

Bridge Security means the Security Interests created, conferred or evidenced by the Bridge Finance Documents.

Debt means any or all of the Senior Debt, the Hedging Debt, the Bridge Debt, the Bridge Restricted Group Debt, the Notes Debt, the Notes Guarantee Debt, the Permitted KDG Debt, the Investor Debt and the Intercompany Debt, as the context requires.

Deed of Accession means a deed of accession substantially in the form of Schedule 5 (Form of Deed of Accession), with such amendments as the Security Agent may approve or reasonably require.

Enforcement Event means:

(a)                                  the Senior Agent first exercising any of its rights under clause 20.20(c) (during the Availability Period) or (d)(i) (Acceleration) of the Senior Facilities Agreement or,

having exercised its rights under clause 20.20(d)(ii) (Acceleration) of the Senior Facilities Agreement, first making demand with respect to all or part of any amounts outstanding under the Senior Finance Documents;

(b)                                 or any Representative of any other Senior Debt taking any analogous action.

Enforcement Notice has the meaning given to it in Clause 8 (Permitted Enforcement).

Event of Default means a Senior Default, a Bridge Default or Notes Default, as the context requires.

Excess Hedging Debt means any Hedging Debt incurred in breach of Clause 15.4 (Limit on Hedging Debt).

Excess Senior Debt has the meaning given to it in Clause 15.3 (Limit on Senior Debt).

External Facility Finance Document means any document (other than a hedging document) executed as part of an External Facility.

Finance Documents means any or all of the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents, the Notes Finance Documents, Permitted KDG Debt Documents, the Intercompany Documents and the Investor Debt Documents.

First Issue Date means the first date on which any Notes (other than Exchange Notes that are not Third Party Exchange Notes) are issued.

Hedging means any interest rate or currency swap, derivative transaction or hedging facility.

Hedging Bank means each person (if any) named in Schedule 3 (Hedging Banks and Hedging Documents) and any other person which becomes a party to this Agreement as a Hedging Bank under Clause 14.1 (Accession of Hedging Banks), in each case in its capacity as provider of Hedging to any of the Obligors.

Hedging Debt means all Liabilities of any Obligor to any Hedging Bank under or in connection with the Hedging Documents.

Hedging Document means each master agreement, confirmation or other document evidencing any Hedging provided by a Hedging Bank to an Obligor, which Hedging is contemplated by Clause 14.1 (Accession of Hedging Banks).

Insolvency means any winding-up, bankruptcy, liquidation, dissolution, administration, receivership, administrative receivership, re-organisation, moratorium or judicial composition of or in respect of any Obligor or overindebtedness (Überschuldung) or inability to pay debts as they fall due (Zahlungsunfähigkeit) or any analogous proceedings affecting any Obligor in any jurisdiction outside Germany.

Insolvent Obligor means an Obligor which is a Restricted Group Member in respect of which any of the Events of Default referred to in Clause 6.1 (Subordination Events) occurs.

Instructing Group means at any time:

(a)                                  on or prior to the Senior Discharge Date, the Majority Senior Creditors;

(b)                                 after the Senior Discharge Date but on or prior to the Bridge Discharge Date, the Majority Bridge Creditors; and

(c)                                  on or prior to the Bridge Discharge Date in relation to any matter requiring an Instructing Group consent or determination which relates to the Intercompany Debt owed by KDG, the Majority Bridge Creditors.

Intercompany Creditors means each member of the Group in its capacity as a creditor in relation to any Intercompany Debt.

Intercompany Debt means all Liabilities of Regco or KDG to another member of the Group:

(a)                                  under or in connection with the Intercompany Documents; or

(b)                                 in respect of any Financial Indebtedness,

but excluding in each case any trading Liabilities arising on arm’s length terms and in the ordinary course of business.

Intercompany Debtor means Regco or KDG in its capacity as a debtor in relation to Intercompany Debt.

Intercompany Documents means all documents evidencing (or guaranteeing) any Financial Indebtedness payable or owing by Regco or KDG to another member of the Group.

Investor Debt means all Liabilities of any Obligor to any Investor or any direct or indirect shareholder in KDG (or any of their respective Affiliates which is not a member of the Group) under or in connection with the Investor Debt Documents.

Investor Debt Documents means each document evidencing Financial Indebtedness owed by an Obligor to an Investor.

Investors means the persons named in Schedule 4 (Investors) in their capacity as creditors in respect of any Investor Debt and any new Investor which accedes to this Agreement by executing a Deed of Accession in accordance with Clause 22.6 (New Investor).

Issuer has the meaning given to that term in the Bridge Facility Agreement.

Junior Creditors means at any time on or prior to the Senior Discharge Date, the Bridge Creditors and the Notes Creditors and providers of Permitted KDG Debt.

Junior Debt means at any time on or prior to the Senior Discharge Date, the Bridge Debt, the Notes Debt and the Permitted KDG Debt.

Junior Finance Document means at any time on or prior to the Senior Discharge Date, the Bridge Finance Documents, the Notes Finance Documents and the Permitted KDG Debt Documents.

Junior Restricted Group Debt means at any time on or prior to the Senior Discharge Date, the Bridge Restricted Group Debt, the Notes Guarantee Debt and the Permitted KDG Debt.

KDG Hedging Distribution means a distribution by Regco to KDG in an amount equal to any scheduled payment required to be made by KDG to a Hedging Bank under the original terms of any Hedging Document.

Liability means in relation to any document or agreement, any present or future liability (actual or contingent) payable or owing under or in connection with that document or agreement whether or not matured and whether or not liquidated, together with:

(a)           any refinancing, novation, deferral or extension of that liability;

(b)                                 any claim for breach of representation, warranty, undertaking or on an event of default or under any indemnity in connection with that document or agreement;

(c)                                  any further advance made under any document or agreement supplemental to that document or agreement, together with all related interest, fees and costs;

(d)                                 any claim for damages or restitution in the event of rescission of that liability or otherwise in connection with that document or agreement;

(e)                                  any claim flowing from any recovery of a payment or discharge in respect of that liability on the grounds of preference or otherwise; and

(f)                                    any amount (such as post-insolvency interest) which would be included in any of the above but for its discharge, non-provability, unenforceability or non-allowability in any Insolvency or other proceedings.

Majority Bridge Creditors means the Majority Lenders as defined in the Bridge Facility Agreement.

Majority Lenders means a group of Senior Creditors whose Voting Entitlements at that time represents 66 2/3 per cent. or more of the aggregate Voting Entitlements of all Senior Creditors at such time.

Majority Senior Creditors means the Majority Lenders, as adjusted under Clause 14.5 (Voting rights).

New Obligor has the meaning given to it in Clause 22.3 (New Obligors).

Noteholders means any holders of the Notes from time to time.

Notes means any debt securities issued and outstanding from time to time on terms which comply with the Notes Major Terms.

Notes Creditors means the Noteholders and the Notes Trustee and (after the Senior Discharge Date or to the extent of any claim by the Security Agent as joint and several creditor with any other Notes Creditor) the Security Agent.

Notes Debt means all Liabilities of any Obligor to any Notes Creditor under or in connection with any Notes Finance Document.

Notes Default means an Event of Default as defined in the Notes Indenture.

Notes Discharge Date means the date on which the Notes Trustee is satisfied that all of the Notes Debt has been irrevocably and unconditionally paid and discharged.

Notes Finance Documents means the Notes, any Notes Indenture, any of the Notes Guarantees, any Notes Pledge Agreements and any other security or guarantees for the Notes and any registration rights agreement for the Notes.

Notes Guarantee means:

(a)                                  the guarantee granted by Regco; and

(b)           the guarantee granted by New Regco in connection with the Step-Up,

in each case, in respect of the Notes Debt and the in the form set out in the Notes Indenture.

Notes Guarantee Debt means all Liabilities of Regco and New Regco to any Notes Creditor under or in connection with the Notes Guarantees.

Notes Indenture means any agreement governing the issuance of Notes which shall comply with the Notes Major Terms.

Notes Major Terms means:

(a)                                  the issuer is the Issuer;

(b)                                 payment of interest will be no more frequent than semi-annually, provided that this will not restrict the capitalisation of non-cash interest or the accretion of principal;

(c)                                  the scheduled repayment date of the principal amount of the Notes is not (and will not be) prior to the date six months after the scheduled maturity date of the longest Term Loan under the Senior Facilities Agreement (as of the date thereof) (it being acknowledged that such Notes may have customary optional redemption, change of control and asset sale provisions and, in the case of the first High Yield Issue only, may require Permitted Notes Redemptions);

(d)                                 the covenants and events of default recorded in the Notes Finance Documents will be of a type customary in all material respects for offerings of high yield notes in the European market, provided that the Notes Finance Documents may include terms and conditions relating to German legal and tax considerations;

(e)                                  the trustee in relation to the Notes has acceded to this Agreement as the Notes Trustee and each of the Indenture, the Notes, the Notes Guarantees and the Notes Pledge Agreements states clearly that, subject to applicable legal requirements, it is subject to the terms of this Agreement, that the rights and benefits of the Notes Creditors are limited accordingly, and that the rights and benefits of the Notes Creditors are subject to all relevant provisions of this Agreement;

(f)                                    the Notes Debt is not given any financial support by any Restricted Group Member other than by Regco or New Regco under the Notes Guarantees and the Notes Guarantees are subordinated to the claims of the Senior Creditors and, accordingly, are expressed to be subject to the ranking, subordination and other provisions of this Agreement; and

(g)                                 the Notes and the Notes Guarantees do not have the benefit of any Security over (i) any of the assets or undertaking of any Restricted Group Member or (ii) any shares or other securities (or options or warrants to acquire the same) from time to time issued by any Restricted Group Member or (iii) any Financial Indebtedness from time to time owing by any Restricted Group Member, provided that the Notes may benefit from security under the Notes Pledge Agreements subject to the terms of this Agreement.

Notes Pledge Agreements means any agreements entered into or to be entered into between, inter alios:

(a)                                  KDG and the Security Agent under which KDG grants a second ranking pledge in favour of the Security Agent (as co-creditor with the Noteholders) over KDG’s limited partnership interest in Regco and KDG’s shares in the general partner of Regco;

(b)                                 Regco and the Security Agent under which Regco grants a second ranking pledge in favour of the Security Agent (as co-creditor with the Noteholders) over Regco’s limited partnership interest in New Regco; and

(c)                                  any other agreement creating security for the Notes Debt agreed by the Majority Senior Creditors and the Majority Bridge Creditors or otherwise permitted by the Bank Debt Finance Documents (including any agreement evidencing the Security Interests referred to in part 6 of schedule 2 (Conditions precedent to be delivered in connection with the Step-up) of the Senior Facilities Agreement as at the Restatement Date).

Notes Security means the Security Interests created, conferred or evidenced by the Notes Pledge Agreements.

Notes Trustee Amounts means all amounts payable to any trustee in relation to the Notes pursuant to any Notes Indenture and guarantees of amounts payable thereunder in respect of its fees, expenses and any amount payable to it personally by way of indemnity. Notes Trustee Amounts shall also include amounts payable to the paying agents, transfer agents and the registrars under the Notes Indenture and to any agent, custodian or other person employed by a trustee in relation to the Notes to act under the Notes Indenture and guarantee amounts payable thereunder in respect of the foregoing persons’ fees, expenses and any amounts payable to it personally by way of indemnity.

Obligor means KDG, Regco and each New Obligor.

Ownership Interests means the ownership interests in Regco or the partners in Regco referred to in paragraphs (w), (x) and (y) of Clause 10.5(b) (Sales by Security Agent – Notes Creditors).

Party means an Obligor, Senior Creditor, Bridge Creditor, Hedging Bank, Notes Creditor or Investor, as the context requires.

Permitted Bridge Payment means the payment of:

(a)                                  interest under the Bridge Finance Documents (in each case whether paid in cash or in kind (but interest which is specified in the Bridge Finance Documents as payable in kind may only be paid in kind);

(b)                                 default interest or liquidated damages payable under the Bridge Finance Documents;

(c)                                  any amount payable under any tax indemnity or increased costs provision in the Bridge Finance Documents;

(d)                                 the amount of the fees, costs, expenses and taxes incurred in connection with the Bridge Finance Documents including with respect to the periodic reporting of, and compliance with, the terms thereof;

(e)                                  payment of the principal amount of or in respect of the Bridge Debt upon or after its originally scheduled maturity (but, for this purpose, all Bridge Loans shall be deemed to have an original scheduled maturity of the Final Maturity Date (as defined in the Bridge Facility Agreement) applicable to such Bridge Loan; and

(f)                                    any other amounts consented to by an Instructing Group, provided that any payment under this paragraph (f) is made concurrently (on a pro rata basis based on the principal amount outstanding) with any payment under paragraph (f) of the definition of Permitted Notes Payment.

Permitted KDG Debt Document means any agreement governing the incurrence of Permitted KDG Debt that is in compliance with Clause 13.3(c) (Other Amendments).

Permitted KDG Debt Payment means the payment of:

(a)                                  interest in respect of Permitted KDG Debt (whether paid in cash or in kind (but interest which is specified in the Permitted KDG Debt Document as payable in kind may only be paid in kind));

(b)                                 default interest, liquidated damages or penalty interest payable under the Permitted KDG Debt Documents;

(c)                                  additional amounts payable under applicable gross-up provisions, increased cost or payments under currency indemnity provisions under the Permitted KDG Debt Documents, provided such provisions are in customary form;

(d)                                 the amount of the fees, costs, expenses and taxes incurred in compliance with the Permitted KDG Debt Documents; and

(e)                                  payment of the principal amount of or in respect of the Permitted KDG Debt Documents upon or after their originally scheduled maturity or to the extent otherwise expressly permitted under the Senior Finance Documents.

(f)                                    any other amounts consented to by an Instructing Group.

Permitted Notes Payment means the payment of:

(a)                                  interest under the Notes Finance Documents (whether paid in cash or in kind (but interest which is specified in the Notes Finance Documents as payable in kind may only be paid in kind));

(b)                                 default interest, liquidated damages or penalty interest payable under the Notes Finance Documents;

(c)                                  additional amounts payable under applicable gross up provisions or payments under currency indemnity provisions under the Notes, provided such provisions are in customary form;

(d)                                 the amount of the fees, costs, expenses and taxes incurred in connection with the issue, offering, registration and periodic reporting of, and compliance with, the Notes and the Notes Guarantees;

(e)                                  payment of the principal amount of or in respect of the Notes upon or after their originally scheduled maturity or to the extent otherwise expressly permitted under the Senior Finance Documents; and

(f)                                    any other amounts consented to by an Instructing Group provided that any payment under this paragraph (f) is made concurrently (on a pro rata basis based on the principal amount outstanding) with any payment under paragraph (f) of the definition of Permitted Bridge Payment.

Purchase Amount has the meaning given to it in Clause 22.9 (Option to Purchase).

Purchase Date has the meaning given to it in Clause 22.9 (Option to Purchase).

Recovery means all amounts received or recovered by any of the Secured Creditors on or after the occurrence of an Enforcement Event in payment or on account of any Senior Debt, Hedging Debt, Bridge Debt or Notes Debt, but after deducting:

(a)                                  the reasonable costs and expenses incurred by such Secured Creditor in effecting such receipt or recovery; and

(b)                                 any sums required by law or court order to be paid to third parties on account of claims preferred by law over the claims of the Secured Creditors.

Report Provider has the meaning given to it in Clause 7.1(h) (Restrictions).

Representative means any agent, trustee, security agent or similar representative in relation to any Senior Debt.

Restatement Date means 9 May, 2006.

Restricted Group Member means Regco or any of its Subsidiaries.

Responsible Officer means any officer within the corporate trust and agency department of the Notes Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Notes Trustee who customarily performs functions similar to those performed by such officers, or to whom any corporate trust matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement and the Notes Indenture.

Secured Creditor means a Senior Creditor, a Hedging Bank, a Bridge Creditor or a Notes Creditor.

Secured Debt means Debt owed to a Secured Creditor.

Security means any Security Interest created, evidenced or conferred by or pursuant to any Finance Document.

Security Agent means The Royal Bank of Scotland plc in its capacity as agent and trustee for the Secured Creditors of the security conferred under the Security Documents, and any sub-agent, sub-trustee or custodian appointed by it.

Security Documents means the Security Documents as defined in the Senior Facilities Agreement, the Security Documents as defined in the Bridge Facility Agreement and the Notes Pledge Agreements and any other document creating, evidencing or conferring a Security Interest securing Liabilities under or in connection with any other Finance Document.

Senior Agent means The Royal Bank of Scotland plc in its capacity as facility agent for the Senior Creditors under the Senior Facilities Agreement.

Senior Creditor means each of:

(a)                                  as at the Restatement Date, the persons named in Schedule 1 (Senior Creditors) in their capacity as Lenders under the Senior Facilities Agreement;

(b)                                 the Mandated Lead Arrangers, the Senior Agent and (until the Senior Discharge Date) the Security Agent; and

(c)                                  any person which becomes a Senior Creditor after the date of, and in accordance with the terms of, this Agreement.

Senior Debt means all Liabilities of any Obligor to any Senior Creditor under or in connection with the Senior Finance Documents.

Senior Default means an Event of Default as defined in the Senior Facilities Agreement or other event of default (howsoever described) under any External Facility.

Senior Discharge Date means the date on which the Senior Agent is satisfied that all of the Senior Debt and Hedging Debt has been irrevocably paid and discharged and all Commitments of the Senior Creditors have been cancelled and all obligations of the Hedging Banks under the Hedging Documents have been terminated.

Senior Facilities Agreement means the senior facilities agreement dated 13th March 2006 between, amongst others, KDG, Regco, the Senior Creditors, the Senior Agent and the Security Agent providing for credit facilities aggregating  €1,350,000,000.

Senior Finance Document means:

(a)                                  a Finance Document as defined in the Senior Facilities Agreement, but for the purposes of this Agreement excludes the Hedging Documents; and

(b)                                 an External Facility Finance Document.

Senior Headroom means at any time before the Bridge Discharge Date, a principal amount which is the Relevant Percentage Amount of €250,000,000 less:

(a)                                  an amount equal to the aggregate amount which would have been required to be prepaid under clauses 8.3 (Mandatory prepayment – third party receipts), and (Mandatory prepayment – market issue) of the Senior Facilities Agreement prior to that time but which has not been prepaid because of waivers of that requirement by the Majority Lenders except where the Majority Bridge Creditors have also agreed to such waiver; and

(b)                                 an amount equal to the aggregate amount of Repayment Instalments which would have fallen due prior to that time but for any deferral by more than six months of the due date for any such Repayment Instalment by the Senior Creditors (except where the Majority Bridge Creditors have agreed to that deferral) provided that each such Repayment Instalment has not been repaid at that time; and

provided that the final maturity date of loans made under the Senior Headroom may not be later than the original latest scheduled final maturity date of the Senior Debt.

Standstill Period has the meaning given to it in Clause 8 (Permitted Enforcement).

Stop Notice has the meaning given to it in Clause 4.2 (Suspension of Permitted Payments).

Subordinated Creditors means the Investors and the Intercompany Creditors.

Subordinated Finance Documents means the Intercompany Documents and the Investor Debt Documents.

Subordinated Debt means the Investor Debt and the Intercompany Debt.

Turnover Receipt has the meaning given to it in Clause 5 (Turnover).

Voting Entitlement means:

(a)                                  in relation to a Lender under the Senior Facility Agreement, the sum of its shares in the outstanding Loans, Ancillary Outstandings and undrawn Commitments; and

(b)                                 in relation to a Senior Creditor under an External Facility, the sum of its shares in the outstanding principal amount of indebtedness and commitments to advance indebtedness under that External Facility (as certified by the relevant Representative under the External Facility to the Senior Agent and the Security Agent).

1.2                               Interpretation

(a)                                  References to any of the Security Agent, the Senior Agent, the Senior Creditors, the Hedging Banks, the Bridge Creditors, the Bridge Agent, the Notes Creditors, the Obligors, the Representatives for Senior Debt or the Investors in whatever capacity include their respective successors, assigns, replacements, transferees and substitutes from time to time.

(b)                                 The provisions of Clause 1.2 (Construction) of the Senior Facilities Agreement apply to this Agreement (whether before or after the Senior Discharge Date) as though they were set out in full in this Agreement, except that references to the Senior Facilities Agreement are to be construed as references to this Agreement.

(c)                                  Save as otherwise specified in this Agreement, a reference to the Senior Facilities Agreement, a Senior Finance Document, a Hedging Document, the Bridge Facility Agreement, a Bridge Finance Document, an External Facility Finance Document, a Notes Finance Document, an Investor Document or an Intercompany Document is to that document or agreement as amended from time to time in accordance with the terms of this Agreement.

(d)                                 In this Agreement, unless the context otherwise requires references to:

(i)                                  Clauses, Subclauses and Schedules are to be construed as references to the clauses and subclauses of, and schedules to, this Agreement;

(ii)                               an amendment includes an amendment, supplement, novation, re-enactment, replacement, restatement, variation or waiver or the giving of any waiver, release or consent having the same commercial effect (and amend shall be construed accordingly);

(iii)                            give any financial support (or similar phrases) in connection with any Debt include the taking of any participation in or in respect of such Debt, the giving of any guarantee or other assurance against loss in respect of such Debt, or the making of any deposit or payment in respect of or on account of such Debt;

(iv)                              a notice includes any notice, request, instruction, demand or other communication;

(v)                                 an Event of Default, Senior Default, Bridge Default or Notes Default being outstanding, is to such Event of Default, Senior Default, Bridge Default or Notes Default having occurred and continuing unremedied and unwaived; and

(vi)                              a payment include a distribution, prepayment or repayment and references to pay include distribute, repay or prepay.

(e)                                  Terms defined in or whose interpretation is provided for in the Senior Facilities Agreement shall have the same meaning (without giving effect to any amendments other than in compliance with the terms hereof) when used in this Agreement (whether before or after the Senior Discharge Date) unless separately defined or interpreted in this Agreement.

(f)                                    In determining whether or not an amount of Senior Debt, Hedging Debt, Bridge Debt or Notes Debt has been irrevocably paid and discharged the Senior Agent, Bridge Agent or Notes Trustee, as the case may be, will disregard contingent liabilities (such as the risk of clawback flowing from a preference) except to the extent that such Agent or the Notes Trustee believes that there is a reasonable likelihood that those contingent liabilities will become actual liabilities.

(g)                                 Unless expressly provided to the contrary in this Agreement, a person who is not a Party may not enforce or enjoy the benefit of any of the terms of this Agreement under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of this Agreement, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of this Agreement.  The Noteholders are entitled to the benefit, and subject to the obligations, of Noteholders under this Agreement.

(h)                                 No part of this Agreement is intended to or shall create a registrable Security Interest.

(i)                                     If there is any conflict between the terms of this Agreement and any other Finance Document, the terms of this Agreement will prevail.

1.3                               Bridge Facility

The Bridge Creditors agree that, on and after the First Issue Date:

(a)                                  no member of the Group other than KDG may be the Borrower of any Bridge Loan;

(b)                                 the Bridge Debt will cease to be secured by any Security other than Security over the Ownership Interests (and any other assets secured in favour of the Notes Creditors), and each Party agrees to take such action as may be necessary to ensure that, on and after the First Issue Date, all Bridge Loans (if any) are borrowed by KDG and such Bridge Loans are only secured by the Security referred to in (b) above.

2.                                      RANKING AND NOTES DEBT

2.1                               Ranking

Subject to paragraph (c) below, unless expressly provided to the contrary in this Agreement:

(a)                                  the Senior Debt, the Junior Restricted Group Debt, the Hedging Debt and the Subordinated Debt shall rank in right and priority of payment in the following order:

First                                    the Senior Debt and the Hedging Debt (pari passu, without any preference between themselves);

Second                        the Bridge Restricted Group Debt, the Notes Guarantee Debt and the Permitted KDG Debt (pari passu, without any preference between themselves);

Third                                the Intercompany Debt; and

Fourth                          the Investor Debt; and

(b)                                 the Security shall rank and secure the Debt in the following order:

First                                    the Senior Debt and the Hedging Debt (pari passu, without any preference between themselves);

Second                        the Bridge Debt, the Notes Debt and the Permitted KDG Debt (pari passu, without any preference between themselves).

(c)                                  Nothing in this Agreement shall prevent payment by any Obligor of Notes Trustee Amounts, as and when the same are due and payable.

2.2                               Ranking unaffected

The ranking and priority in Clause 2.1 applies regardless of:

(a)                                  the order of registration, filing, notice or execution of any document;

(b)                                 the date upon which the Debt was incurred or arose;

(c)                                  whether a person is obliged to advance any such Debt; and

(d)                                 any fluctuations in the outstanding amount, or any intermediate discharge in whole or in part of any Debt.

2.3                               Subordinated Debt

This Agreement does not purport to rank any elements of the Intercompany Debt or Investor Debt, in each case, as between themselves.  The Intercompany Debt and the Investor Debt are and will remain unguaranteed and unsecured.  Prior to the Bridge Discharge Date, the Investor Debt shall (a) have a maturity date at least 12 months after the latest scheduled maturity of the Secured Debt, (b) have no cash interest, withholding or gross-up requirements, (c) contain no covenants or events of default, (d) contain no scheduled repayment of principal or sinking fund or amortisation redemption or other payment of principal in each case in cash or securities of any Obligor or other Restricted Group Member prior to the latest scheduled maturity date under the Finance Documents relating to the Secured Debt, and (e) not be prepayable in cash or securities of any Obligor or other Restricted Group Member (by acceleration, pursuant to a change of control offer or otherwise) at any time except as permitted under the Bank Debt Finance Documents and be otherwise fully subordinated in right of payment to the Junior Creditors on customary terms.

2.4                               Notes Debt

(a)                                  No member of the Group shall enter into the Notes Indenture, or incur or permit to subsist any Notes Guarantee Debt unless the Notes comply with the Notes Major Terms or are otherwise approved by an Instructing Group.

(b)                                 If the Issuer elects to obtain the approval of an Instructing Group under paragraph (a) above, KDG, the Security Agent and an Instructing Group may agree such amendments to this Agreement as may be required to accommodate the changes to the terms of the Notes Finance Documents and such amendments shall be binding on all the parties.

(c)                                  KDG will supply the Senior Agent with copies of the Notes Finance Documents relating to any issue of Notes as soon as practicable after entering in such Documents.

2.5                               Refinancing

(a)                                  It is hereby agreed that the Senior Debt may, subject to paragraph (b) below, be refinanced, replaced, increased or otherwise restructured in whole or in part (a Senior Refinancing) on terms that do not result in a breach of any term of any agreements in respect of Junior Debt and that any obligations incurred by the Group on such Senior Refinancing in respect of the Senior Debt will, to the extent designated by KDG or Regco, rank ahead of the Junior Debt and the Subordinated Debt and otherwise benefit from the provisions of this Agreement on, mutatis mutandis, the terms set out herein (and such obligations will constitute Senior Debt).

(b)                                 Prior to the Bridge Discharge Date, if any of the terms of any document evidencing a Senior Refinancing would, if such terms were amendments to any of the Finance Documents, have required the agreement of the Majority Bridge Creditors under Clause 13 (Amendments), the Senior Refinancing may not occur until such terms have been agreed by the Majority Bridge Creditors in accordance with the provisions of Clause 13 (Amendments).

(c)                                  If a Senior Refinancing occurs in accordance with paragraph (a) above (and to the extent the Security securing that Senior Debt is released, whether by operation of law or otherwise, in connection with the Senior Refinancing) and in order to secure the new Senior Debt on a first ranking basis (where such Security Interests are not prohibited by the Notes Indenture), on the date on which such Senior Refinancing occurs, the Security Agent is authorised by the Notes Trustee,  the Bridge Creditors and the holders of Permitted KDG Debt to release (and the Security Agent will release) the Notes Security and, if prior to the Bridge Discharge Date, the Bridge Security and will, immediately after such Security Interests are granted in respect of the new Senior Debt, re-take the Notes Security and, if prior to the Bridge Discharge Date, the Bridge Security (in each case, in the form of the existing Notes Security and Bridge Security in existence immediately prior to the Senior Refinancing on a second priority basis) provided that following such release and retaking the Notes Security is not subject to any new hardening period or limitation (excluding any such hardening period or limitation that existed prior to such release and retaking) which is not also applicable to the Security Interest granted in favour of the new Senior Debt.  The Notes Trustee, holders of Permitted KDG Debt and the Bridge Creditors herewith also release the Security Agent from any restrictions under Sec. 181 German Civil Code (Bürgerliches Gesetzbuch).

3.                                      UNDERTAKINGS

Prior to the Bank Debt Discharge Date and without prejudice to any restrictions in the Notes Finance Documents, except as an Instructing Group has (and if prior to the Bridge Discharge Date, the Majority Bridge Creditors, in the case of any payment, discharge or other action set out below relating to the Subordinated Debt, have) agreed in writing, or to the extent permitted by Clause 4 (Permitted Payments), Clause 6.2 (Filing of Claims) or Clause 8 (Permitted Enforcement):

(a)                                  no Obligor will (and each Obligor will procure that none of its Subsidiaries will) make any payment of or in respect of, or purchase, redeem or acquire, any of the Junior Restricted Group Debt or Subordinated Debt in cash or in kind (except, in the case of Subordinated Debt, by capitalisation of interest and except for any Notes Guarantee Debt or Permitted KDG Debt in connection with any such payment, purchase, redemption or acquisition of any Notes Debt or Permitted KDG Debt (as relevant) by KDG or the Issuer);

(b)                                 no Junior Creditor or Subordinated Creditor will demand or receive payment of or in respect of any Junior Restricted Group Debt or Subordinated Debt in cash or kind or apply any money or property in or towards the discharge of any Junior Restricted Group Debt or Subordinated Debt (except in respect of any Notes Guarantee Debt or Permitted KDG Debt in connection with any such payment or application of any Notes Debt or Permitted KDG Debt (as relevant) by or from KDG or the Issuer);

(c)                                  no Junior Creditor, Subordinated Creditor or Obligor will discharge any Junior Restricted Group Debt or Subordinated Debt by set-off, any right of combination of accounts or otherwise (except for any Notes Guarantee Debt or Permitted KDG Debt in connection with any such discharge of Notes Debt or Permitted KDG Debt (as relevant) by KDG or the Issuer);

(d)                                 no Obligor will (and each Obligor will procure that none of its Subsidiaries will) create or permit to subsist, and no Junior Creditor or Subordinated Creditor will accept, any Security Interest over any of its assets for any of the Junior Debt or Subordinated Debt except:

(i)                                  (in the case of the Bridge Debt) under the original terms of the Security Documents (as amended to the extent permitted under Clause 12 (Amendments)); or

(ii)                               (in the case of the Notes Debt or Permitted KDG Debt) as permitted by paragraph (g) of the definition of Notes Major Terms (or in the case of Permitted KDG Debt, as permitted by that definition as amended in accordance with the definition of “Compliant KDG Debt”), and, in each case, in accordance with the priority and ranking specified in this Agreement;

(e)                                  no Obligor will (and each Obligor will procure that none of its Subsidiaries will) give, and no Junior Creditor or Subordinated Creditor will accept, any financial support to any person for or in connection with the Junior Debt or Subordinated Debt, except:

(i)                                  (in the case of the Bridge Debt) under the original terms of the Bridge Finance Documents (as amended to the extent permitted under Clause 12 (Amendments));

(ii)                               (in the case of the Notes Debt) the Notes Guarantees, or

(iii)                            (in the case of Permitted KDG Debt) guarantees in similar form as the Notes Guarantees,

and, in each case, in accordance with the priority and ranking specified in this Agreement;

(f)                                    no Obligor, Junior Creditor or Subordinated Creditor will allow any Junior Debt or Subordinated Debt to be evidenced by a negotiable instrument (other than a Note or the Notes Guarantees or similar instrument in respect of Permitted KDG Debt); or

(g)                                 no Obligor, Senior Creditor, Junior Creditor or Subordinated Creditor will take or omit to take any action whereby the ranking and/or subordination of the Debt provided for in this Agreement may be impaired.

4.                                      PERMITTED PAYMENTS

4.1                               Permitted payments

Prior to the Bank Debt Discharge Date and without prejudice to any restrictions in the Notes Finance Documents, but subject to Clauses 4.2 and 4.3 and to Clause 5 (Turnover), unless an Instructing Group (and, if prior to the Bridge Discharge Date, the Majority Bridge Creditors in the case of (a)(ii) below) otherwise agrees:

(a)                                  no Obligor may (and KDG will ensure that no Restricted Group Member shall) pay, or receive and retain payment, whether in cash or kind of, any amount of Subordinated Debt unless the following conditions are satisfied:

(i)                                  (other than in relation to Investor Debt) the amount is then due and payable under the terms of the relevant Finance Documents (as in force on the Restatement Date or amended or entered into to the extent permitted under Clause 12 (Amendments));

(ii)                                  the payment, if of Investor Debt:

(A)                           is permitted to be paid under the Bank Debt Finance Documents; and

(B)                                no Senior Default or Bridge Default is outstanding; and

(iii)                               the payment, if of Intercompany Debt:

(A)                           is of interest or fees owed or paid to Regco or is otherwise permitted to be paid under the Bank Debt Finance Documents; and

(B)                             (except in relation to a payment being made to facilitate repayment or prepayment of Senior Debt) no Senior Default or Bridge Default is outstanding.

(b)                                 until the Senior Discharge Date and subject to paragraph (c) below, no Obligor which is a Restricted Group Member may (and KDG will ensure that no Restricted Group Member shall) pay (whether in cash or kind) any amount of Junior Debt, or make any payment, lawful distribution, lawful dividend, return on capital or other lawful distribution (in cash or in kind), loan or payment of interest or repayment of any loan to KDG or the Issuer, if:

(A)                              except in the case of a KDG Operating Distribution, KDG Administration Distribution, a KDG Hedging Distribution or a Notes Trustee Amount, two

Business Days prior to the date of payment an event of default for non-payment under a Senior Finance Document is outstanding;

(B)                                except in the case of a KDG Operating Distribution, KDG Administration Distribution, a KDG Hedging Distribution or a Notes Trustee Amount, two Business Days prior to the date of payment, a Stop Notice has been served and is in force;

(C)                                in the case of a KDG Operating Distribution, an Enforcement Event has occurred and is outstanding; or

(D)                               in the case of a KDG Administration Distribution, the Security Agent is authorised to execute a release of any Notes Security pursuant to Clause 10.5 (Sales by Security Agent - Notes Creditors).

(c)                                  If a payment is not prohibited by paragraph (b) above, such payment may only be made if it is:

(i)                                     a Permitted Notes Payment, Permitted Bridge Payment or a Permitted KDG Debt Payment due and payable under the terms of the relevant Finance Documents (as in force on the Restatement Date or as entered into pursuant to Clause 2.4 (Notes Debt) or amended to the extent permitted under Clause 13 (Amendments)) applied by the recipient thereof within five Business Days to make such a Permitted Notes Payment, Permitted Bridge Payment or Permitted KDG Debt Payment (as the case may be);

(ii)                                  a Permitted Distribution (other than a KDG Operating Distribution or a KDG Administration Distribution) permitted to be paid under the Bank Finance Documents or applied by the recipient thereof within five Business Days to fund such Permitted Distribution;

(iii)                               a KDG Operating Distribution from Regco to KDG made to finance liabilities of KDG or its immediate Holding Company falling within the definition of KDG Operating Distribution and expected to fall due for payment within 30 days of the making of that KDG Operating Distribution (and only to the extent such amounts are actually used to meet such liabilities);

(iv)                              a KDG Administration Distribution made to finance liabilities falling within the definition of that term expected to fall due for payment within 60 days of making that KDG Administration Distribution (and only to the extent that such amounts are actually used to meet such liabilities);

(v)                                 a Notes Trustee Amount falling due for payment within five Business Days of the making of such payment; or

(vi)                              a KDG Hedging Distribution paid in respect of any scheduled payment falling due for payment by KDG to a Hedging Bank under the original terms of any Hedging Document within five Business Days of the making of such KDG Hedging Distribution.

4.2                               Suspension of Permitted Payments

A Stop Notice is in force during the period from the date on which an Authorised Representative serves a notice (a Stop Notice) on KDG, the Bridge Agent and the Notes Trustee specifying that a Senior Default is outstanding and suspending payment of the Junior Restricted Group Debt, until the earlier of:

(a)                                  the date 179 days after the giving of the Stop Notice;

(b)                                 if a Standstill Period is in effect at the time of delivery of the Stop Notice, the date on which that Standstill Period expires;

(c)                                  the date on which the Senior Default concerned ceases to be outstanding;

(d)                                 the date on which an Authorised Representative by notice to KDG, the Bridge Agent and the Notes Trustee cancels the Stop Notice; or

(e)                                  the Senior Discharge Date,

PROVIDED THAT:

(i)                                     no Authorised Representative may serve a Stop Notice unless:

(A)                              an Instructing Group has instructed the relevant Authorised Representative to serve such Stop Notice; or

(B)                                either;

I.                                         15 Business Days have elapsed since a payment default or an event of default in respect of insolvency or insolvency proceedings has arisen under the Senior Facilities Agreement or External Facility (in each case) represented by that Authorised Representative; or

II.                                     90 days have elapsed since an event of default (other than a payment default or insolvency or insolvency proceeding default referred to in (I) above) has arisen under the Senior Facilities Agreement or External Facility (in each case) represented by that Authorised Representative;

(ii)                                  no Stop Notice may be served by an Authorised Representative in reliance on a particular Senior Default more than 45 days after the Authorised Representative received notice from any Obligor, Notes Trustee, Senior Creditor or Bridge Creditor specifying the event or circumstances concerned and that it is a Senior Default;

(iii)                               no more than one Stop Notice may be served with respect to the same particular event or circumstances (whether in relation to the same Senior Default or not);

(iv)                              a Stop Notice may not be issued less than 365 days after the service of a prior Stop Notice (or prior to all interest current on the Notes at the time the previous Stop Notice expired having been paid in full);

(v)                                 no Senior Default that existed at the date a Stop Notice was given may be the basis of a subsequent Stop Notice, unless such Senior Default has been cured or complied with for at least 180 consecutive days since the date of issue of the prior Stop Notice

(it being acknowledged that any subsequent action or breach of any financial covenant for a period ending after the date of delivery of such initial Stop Notice that gives rise to a Senior Default under any provision under which a Senior Default previously existed or was continuing shall constitute a new Senior Default for this purpose); and

(vi)                              payment of any Notes Trustee Amount, KDG Operating Distribution, KDG Hedging Distribution or  KDG Administrative Distribution which were due and payable may be made notwithstanding a service of the Stop Notice.

4.3                               Principal Payments

Prior to the Senior Discharge Date, no amount of principal of the Junior Debt may be paid by (or on behalf of) an Obligor which is a Restricted Group Member prior to the Senior Discharge Date except as permitted by the Senior Finance Documents or otherwise with the prior consent of the Majority Senior Creditors.

After the Senior Discharge Date, any amount of Bridge Debt and Notes Debt may be paid when due under the Bridge Finance Documents or as the case may be Notes Finance Documents.

5.                                      TURNOVER

(a)                                  If any Hedging Bank, Junior Creditor or Subordinated Creditor receives or recovers a payment in cash or in kind (including by way of set-off or combination of accounts):

(i)                                     of any of the Hedging Debt which is prohibited by Clause 14.2 (Undertakings relating to Hedging Debt);

(ii)                                  of any of the Junior Debt or Subordinated Debt which is prohibited by Clause 4 (Permitted Payments) or, in the case of Bridge Debt, Notes Debt or Permitted KDG Debt, not made in accordance with Clause 9 (Proceeds of Enforcement);

(iii)                               from (or on behalf of) any Restricted Group Member on account of the purchase, redemption or acquisition of any Junior Debt or Subordinated Debt which is prohibited by Clause 3 (Undertakings),

(each such payment or distribution being a Turnover Receipt) the receiving or recovering Hedging Bank, Junior Creditor or Subordinated Creditor (as the case may be) will promptly notify the Security Agent.

(b)                                 Each Hedging Bank, Junior Creditor and Subordinated Creditor shall:

(i)                                     hold any Turnover Receipt received or recovered by it on trust for the Secured Creditors; and

(ii)                                  upon demand by the Security Agent pay to the Security Agent for application as provided in Clause 9 (Proceeds of Enforcement) an amount determined by the Security Agent to be equal to the lesser of:

(A)                              if on or prior to the Senior Discharge Date, the outstanding aggregate balance of the Senior Debt and Hedging Debt, and otherwise the outstanding aggregate balance of the Bridge Debt and Notes Debt; and

(B)                                the amount of such Turnover Receipt,

less the third party costs and expenses (if any) reasonably incurred by the Hedging Bank, Junior Creditor or Subordinated Creditor concerned in receiving or recovering such Turnover Receipt.

(c)                                  The Notes Trustee shall only have any obligation under paragraph (b) above in respect of amounts received or recovered by it if (i) it has actual knowledge that the receipt or recovery falls within paragraphs (a)(i) to (iii) above and (ii) prior to receiving such knowledge it has not distributed to Noteholders in accordance with the Notes Indenture any amount so received or recovered.  The Notes Trustee shall not be charged with knowledge of the existence of facts that would prohibit it from making any payments unless, not less than two Business Days prior to the date of such payments, a Responsible Officer of the Note Trustee receives written notice satisfactory to it that such payments are prohibited by this Agreement or the Notes Indenture.

(d)                                 Each Obligor shall indemnify each Hedging Bank, Junior Creditor and Subordinated Creditor (to the extent of its liability for the Hedging Debt, Junior Debt or, as the case may be, Subordinated Debt) for the amount of any Turnover Receipt paid by that Hedging Bank, Junior Creditor or Subordinated Creditor to the Security Agent and such third party costs and expenses incurred by it, and the Hedging Debt, Junior Debt or Subordinated Debt (as appropriate) will not be deemed to have been reduced or discharged in any way or to any extent by the receipt or recovery of the relevant Turnover Receipt.

6.                                      SUBORDINATION ON INSOLVENCY

6.1                               Subordination Events

Until the Bank Debt Discharge Date, if any Event of Default specified in clauses 20.6 (Insolvency) to 20.9 (Analogous proceedings) (inclusive) of the Senior Facilities Agreement occurs (or any analogous provision of any External Facility) (whether before or after the Senior Discharge Date) to or in respect of any Obligor then:

(a)                                  the Junior Restricted Group Debt owed by the Insolvent Obligor will be subordinate in right of payment to the Senior Debt and Hedging Debt owed by such Insolvent Obligor; and

(b)                                 the Investor Debt and (unless otherwise required by an Instructing Group) the Intercompany Debt owed by the Insolvent Obligor will be subordinate in right of payment to the Secured Debt owed by such Insolvent Obligor.

6.2                               Filing of Claims

(a)                                  Until the Bank Debt Discharge Date, the Security Agent acting on the instructions of an Instructing Group may, and is irrevocably authorised on behalf of the Junior Creditors (but only prior to the Senior Discharge Date) and the Subordinated Creditors to:

(i)                                     claim, enforce and prove for any Junior Restricted Group Debt or Subordinated Debt owed by the Insolvent Obligor;

(ii)                                  exercise all powers of convening meetings, voting and representation in respect of the Junior Restricted Group Debt and Subordinated Debt owed by the Insolvent Obligor (except with respect to any Noteholder or for meetings of the Bridge Creditors under the Bridge Facility Agreement) and the Notes Trustee, each Bridge Creditor and

Subordinated Creditor will provide all forms of proxy and of representation requested by the Security Agent for that purpose;

(iii)                               file claims and proofs, give receipts and take all such proceedings and do all such things as the Security Agent considers reasonably necessary to recover any Junior Restricted Group Debt or Subordinated Debt owed by the Insolvent Obligor; and

(iv)                              receive all payments of or in respect of any Junior Restricted Group Debt or Subordinated Debt owed by the Insolvent Obligor for application in accordance with Clause 9 (Proceeds of Enforcement).

(b)                                 Subject to paragraph (c) below, each of the Bridge Creditors, the Notes Trustee and the Subordinated Creditors undertakes that it shall refrain from taking any of the actions referred to in paragraph (a) above.

(c)                                  If the Security Agent is not entitled or does not take any of the actions referred to in paragraph (a) above, the Notes Trustee, the Bridge Creditors and the Subordinated Creditors (i) will each do so promptly when requested by the Security Agent acting on the instructions of an Instructing Group subject, in the case of the Bridge Creditors and the Notes Creditors only, to the Senior Creditors and Hedging Banks giving an appropriate indemnity for any costs and expenses which may be reasonably incurred by the Bridge Creditors or the Notes Trustee as applicable in doing or taking the actions so requested; and (ii) may each do so to the extent permitted by Clause 8 (Permitted Enforcement).

(d)                                 Nothing in this Subclause entitles any Party to exercise or require any other Party to exercise such power of voting or representation in order to agree any Group reorganisation or insolvency or similar scheme or waive or amend any of the provisions of the Junior Restricted Group Debt, including without limitation to waive, reduce, discharge, extend the due date for payment of or reschedule any of the Junior Debt or the Subordinated Debt.

6.3                               Distributions

Until the Bank Debt Discharge Date, each Junior Creditor (but only prior to the Senior Discharge Date) and Subordinated Creditor will:

(a)                                  hold all payments of or in respect of any Junior Restricted Group Debt or Subordinated Debt in cash or in kind received by or on behalf of it from any Insolvent Obligor (or any liquidator, administrator, receiver or similar official of such Insolvent Obligor or its assets) on trust for the Senior Creditors and Hedging Banks or, if after the Senior Discharge Date, the Junior Creditors;

(b)                                 upon demand by the Security Agent, pay an amount equal to the amount of all those payments to the Security Agent for application in accordance with Clause 9 (Proceeds of Enforcement); and

(c)                                  direct the trustee in bankruptcy, liquidator, administrator, receiver or other person distributing the assets of an Insolvent Obligor or their proceeds to make payments on the Junior Restricted Group Debt or the Subordinated Debt, direct to the Security Agent until the Secured Debt has been paid in full.

Nothing in this Clause shall prevent payment of Notes Trustee Amounts at any time as and when the same are payable.

7.                                      RESTRICTIONS ON ENFORCEMENT

7.1                               Restrictions

Subject to Clauses 6 (Subordination on Insolvency) and 8 (Permitted Enforcement), until the Bank Debt Discharge Date (in relation to Investor Debt and Intercompany Debt) or the Senior Discharge Date (in relation to Junior Debt) unless the Majority Lenders (and if prior to the Bridge Discharge Date the Majority Bridge Creditors in the case of any action set forth below relating to Investor Debt) have previously agreed in writing none of the Junior Creditors (but only prior to the Senior Discharge Date) or Subordinated Creditors will:

(a)                                  demand payment of any Junior Restricted Group Debt or Subordinated Debt;

(b)                                 accelerate any of the Junior Restricted Group Debt or Subordinated Debt or otherwise declare any of the Junior Restricted Group Debt or Subordinated Debt prematurely due or payable on an Event of Default or otherwise;

(c)                                  enforce any of the Junior Restricted Group Debt or Subordinated Debt by attachment, set-off, execution or otherwise;

(d)                                 enforce (or give instructions to the Security Agent to enforce) the Security;

(e)                                  petition for (or vote in favour of any resolution for) or initiate, support or take any steps with a view to any Insolvency or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving an Obligor except that nothing in this paragraph will restrict the taking of any such action by the Bridge Creditors or the Notes Creditors against KDG or the Issuer;

(f)                                    sue or bring or support any legal proceedings against any Obligor (or any of its Subsidiaries), except that nothing in this paragraph will restrict:

(i)                                     the bringing of proceedings by the Bridge Creditors or the Notes Creditors:

(A)                              against KDG or the Issuer; or

(B)                                solely for injunctive relief (or analogous proceedings in jurisdictions outside England and Wales) to restrain any actual or putative breach of the Bridge Finance Documents or, as the case may be, Notes Finance Documents, or for specific performance not claiming damages; or

(ii)                                  the bringing of proceedings by the Investors against KDG if permitted by Clause 7.2 (Junior Creditor and Subordinated Creditor Actions),

in any such case where doing so would not conflict with any other provision of this Agreement;

(g)                                 otherwise exercise any remedy for the recovery of any Junior Restricted Group Debt or Subordinated Debt; or

(h)                                 sue or bring or support proceedings against or make demand on the provider of any of the Reports (a Report Provider) in connection with the Reports or receive payment from any of the Report Providers in connection with any such suit, proceedings or demand if there is an aggregate limit on the amount of claims which may be brought against that Report Provider and the aggregate amount of all those claims might exceed the amount of any limitation of liability on which that Report Provider is entitled to rely, provided that in any case:

(i)                                     a Junior Creditor or Subordinated Creditor must notify the Senior Agent if prior to the Senior Discharge Date and thereafter the Bridge Agent before suing or bringing or supporting proceedings against or making a demand on a Report Provider in connection with the Reports, provided that the Noteholders have no right to bring any claim in respect of the Reports; and

(ii)                                  the Senior Creditors if prior to the Senior Discharge Date will be entitled to full payment of their claims against that Report Provider in connection with any Report in priority to the claims of the Junior Creditors and the Subordinated Creditors against that Report Provider and each Junior Creditor or Subordinated Creditor will on demand pay to the Security Agent for application as provided in Clause 9 (Proceeds of Enforcement) an amount equal to any amount received by it in breach of this Subclause.

7.2                               Junior Creditor and Subordinated Creditor Actions

If any restriction in this Clause preventing a Junior Creditor or Subordinated Creditor from suing or bringing or supporting proceedings against any member of the Group or Report Provider would result in such Junior Creditor or Subordinated Creditor being prevented from suing or bringing or supporting those proceedings by reason of the expiry of any statutory limitation period or otherwise, that Junior Creditor or Subordinated Creditor shall be able to sue or bring or support those proceedings against that member of the Group or Report Provider, but only to the extent necessary to prevent loss of the right to sue or bring or support those proceedings.

7.3                               Senior Creditor Actions

No Senior Creditor may:

(a)                                  demand payment of any Senior Debt;

(b)                                 accelerate any of the Senior Debt or otherwise declare any of the Senior Debt prematurely due or payable on an Event of Default (or analogous event) or otherwise;

(c)                                  enforce any of the Senior Debt by attachment, set-off, execution or otherwise;

(d)                                 enforce (or give instructions to the Security Agent to enforce) the Security;

(e)                                  petition for (or vote in favour of any resolution for) or initiate, support or take any steps with a view to any Insolvency or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving an Obligor;

(f)                                    sue or bring any legal proceedings against any Obligor (or any of its subsidiaries);

(g)                                 otherwise exercise any remedy for the recovery of any Senior Debt; or

(h)                                 sue or bring support proceedings against or make demand on any Report Provider in connection with the Reports or receive payment from any of the Report Providers in connection with any such suit, proceedings or demand, unless either (a) agreed by an Instructing Group; or (b) an Enforcement Event has occurred in respect of the Senior Debt provided by that Senior Creditor and the Authorised Representative of that Senior Debt is entitled to give instructions to enforce the Bank Security pursuant to clause 10.1(a)(ii).

8.                                      PERMITTED ENFORCEMENT

8.1                               Enforcement

Until the Senior Discharge Date, the Bridge Creditors and the Notes Creditors may, subject to Clause 8.2 (Regco), take any of the actions otherwise prohibited by Clause 7 (Restrictions on Enforcement) PROVIDED THAT:

(a)                                  payment of the Senior Debt has been accelerated, or Liabilities under the Senior Debt have been declared prematurely due and payable or payable on demand, in each case, under the Senior Facilities Agreement or any applicable External Facility, or the Senior Creditors have taken any enforcement action under the Senior Finance Documents (in each case, in accordance with Clause 7.3 (Senior Creditor Actions)); or

(b)                                 if any Event of Default referred to in Clause 6.1 (Subordination Events) is outstanding in respect of an Obligor that is a Restricted Group Member that owes Junior Restricted Group Debt:

(i)                                     other than where such Event of Default has occurred as a result of any action by the Bridge Creditors, the Bridge Creditors may, if there is then a Bridge Default outstanding; and

(ii)                                  other than where such Event of Default has occurred as a result of any action by any Notes Creditor, the Notes Creditors may, if there is then a Notes Default outstanding, take any such actions against such Obligor in respect of such Junior Restricted Group Debt, but not against or in relation to any other Obligor that is a Restricted Group Member; or

(c)                                  in the case of the Junior Creditors:

(i)                                     the Bridge Agent or Notes Trustee has given notice in writing (an Enforcement Notice) to KDG, the Senior Agent and each Representative of any other Senior Debt specifying that a Bridge Default or Notes Default is outstanding;

(ii)                                  a period (a Standstill Period) of not less than 179 days has elapsed from the date the Senior Agent and each Representative of any other Senior Debt received such Enforcement Notice relating to such Bridge Default or Notes Default; and

(iii)                               such Bridge Default or, as the case may be, Notes Default is outstanding at the end of the Standstill Period.

The obligations under the Notes Guarantees will not become due unless and until the conditions specified in one or more of paragraphs (a), (b) and (c) above have been satisfied.

8.2                               Regco

The Security Agent will give prompt notice to the Bridge Agent and/or the Notes Trustee if it is instructed by the Majority Senior Creditors to enforce the Bank Security over any Ownership Interests (a Senior Enforcement).  During the period from the giving of any such notice until the Security Agent ceases to use all reasonable commercial efforts to carry out the Senior Enforcement as expeditiously as reasonably practicable having regard to the circumstances (and the Security Agent will give prompt notice to the Bridge Agent and the Notes Trustee of it ceasing so to carry out the Senior Enforcement):

(a)                                  the Security Agent may not enforce the Bridge Security or the Notes Security over the Ownership Interests in a manner that would adversely affect the Senior Enforcement; and

(b)                                 no Bridge Creditor or Notes Creditor may give any instruction to the Security Agent to take any enforcement action prohibited by paragraph (a) above,

provided that nothing in this Clause 8.2 shall prejudice any other rights of the Bridge Creditors or the Notes Creditors to take any enforcement action against any other Obligor and the exercise of such rights shall be deemed not to adversely affect the Senior Enforcement.

9.                                      PROCEEDS OF ENFORCEMENT

9.1                               Order of Application

(a)                                  Subject to the rights of any creditor with prior security or preferential claims, the proceeds of enforcement of the Security shall be paid to the Security Agent.  Those proceeds and all other amounts paid to the Security Agent under this Agreement shall be applied in the following order:

First                                             in payment of the fees, costs, expenses and liabilities (and all interest thereon as provided in the Finance Documents) of the Security Agent and any receiver, attorney or agent appointed under the Security Documents or this Agreement;

Second                                 in payment pari passu and pro rata of the balance of the costs and expenses of any Senior Creditor or Hedging Bank in connection with such enforcement;

Third                                         in payment to the Senior Agent for application towards the balance of the Senior Debt (but prior to the Bridge Discharge Date, excluding any Excess Senior Debt) and the Hedging Debt (but prior to the Bridge Discharge Date, excluding any Excess Hedging Debt) pari passu between themselves;

Fourth                                   in payment to the Notes Trustee of the Notes Trustee Amounts;

Fifth                                              in payment of the costs and expenses of any Junior Creditor in connection with such enforcement;

Sixth                                           in payment to the Bridge Agent, Notes Trustee and representative in respect of Permitted KDG Debtfor application towards the balance of the Bridge Debt, Notes Debt and Permitted KDG Debt pari passu between themselves;

Seventh                             prior to the Bridge Discharge Date, in payment to the Senior Agent for application towards any amounts of Excess Senior Debt and Excess Hedging Debt pari passu between themselves; and

Eighth                                    the payment of the surplus (if any) to the Obligor or other person entitled to it.

(b)                                 No such proceeds or amounts shall be applied in payment of any amounts specified in any of the subparagraphs in paragraph (a) above until all amounts specified in any earlier subparagraph have been paid in full.

9.2                               Good Discharge

An acknowledgement of receipt signed by the relevant person to whom payments are to be made under this Clause shall be a good discharge, to the extent of that payment, of the Security Agent or the Notes Trustee on behalf of itself or the Noteholders.

9.3                               Non-cash distributions

If the Security Agent or any other Secured Creditor receives any distribution otherwise than in cash in respect of any Debt, the Secured Debt will be reduced by the amount of the due currency purchased with the sale proceeds of such distribution, after deducting the reasonable costs and expenses incurred in connection with the collection and conversion of such sale proceeds, when such realisation proceeds are actually applied towards the Secured Debt.

9.4                               Currencies

(a)                                  All moneys received or held by the Security Agent under this Agreement at any time on or after an Enforcement Event in a currency other than a currency in which the relevant Secured Debt is denominated may be sold at the applicable spot rate of exchange for any one or more of the currencies in which the Secured Debt is denominated as the Security Agent considers necessary or desirable.

(b)                                 The Secured Debt will be reduced by the amount of the due currency purchased, after deducting the reasonable costs of conversion.

(c)                                  The Security Agent has no liability to any Party in respect of any loss resulting from any fluctuation in exchange rates.

(d)                                 The Secured Debt will be reduced by the amount of the due currency purchased after deducting the reasonable costs and expenses incurred in connection with the conversion of such proceeds, when such realisation proceeds are actually applied towards the Secured Debt.

10.                               ENFORCEMENT OF SECURITY

10.1                        Enforcement Instructions

(a)                                  The Security Agent may refrain from enforcing the Bank Security unless instructed otherwise by:

(i)                                     an Instructing Group; or

(ii)                                  if either of the following conditions is satisfied in respect of certain Senior Debt:

(A)                              15 Business Days have elapsed since a payment default or an event of default in respect of insolvency or insolvency proceedings giving rise to the entitlement to take such action has arisen under the Senior Facilities Agreement or External Facility (as relevant) in respect of that Senior Debt; or

(B)                                90 days have elapsed since the event (other than a payment default or insolvency or insolvency proceeding default referred to in (A) above) giving rise to the entitlement to take such action has arisen under the Senior Facilities Agreement or External Facility (as relevant) in respect of that Senior Debt, the Authorised Representative of that Senior Debt.

(b)                                 Subject to the Bank Security having become enforceable, an Instructing Group, an Authorised Representative authorised pursuant to Clause 10.1(a)(ii) or, if permitted under Clause 8 (Permitted Enforcement), the Majority Bridge Creditors may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Bank Security as they see fit.

(c)                                  Subject to the Notes Security having become enforceable, the Notes Trustee, if permitted under Clause 8 (Permitted Enforcement), may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Notes Security as it sees fit.  The Notes Trustee shall have no obligation to take any action under this Clause unless it is indemnified to its satisfaction in respect of all costs, expenses and liabilities which it could in its opinion thereby incur.  The Security Agent shall have no obligation to take any action following the giving of any instructions by the Notes Trustee under this Clause, unless indemnified to its satisfaction in respect of all costs, expenses and liabilities which it could in its opinion thereby incur.

10.2                        Competing Instructions to Security Agent

(a)                                  Subject to Clause 10.1(c) (Enforcement Instructions) and save as provided in paragraph (b) below, any instructions given to the Security Agent by an Instructing Group will override any conflicting instructions given by any other Parties.

(b)                                 Prior to the Senior Discharge Date:

(i)                                     if the Majority Senior Creditors have instructed the Security Agent not to enforce or to cease enforcing the Bank Security; or

(ii)                                  in the absence of instructions from the Majority Senior Creditors,

the Security Agent shall give effect to any instructions to enforce the Bank Security which the Majority Bridge Creditors are then entitled to give to the Security Agent under Clause 8 (Permitted Enforcement).

(c)                                  The Security Agent is entitled to rely on and comply with instructions given in accordance with this Subclause.

10.3                        Manner of Enforcement

(a)                                  The Security Agent shall enforce the Bank Security (if then enforceable) in such manner as an Instructing Group or, if required by Clause 10.2(b) (Competing Instructions to Security Agent), the Majority Bridge Creditors shall instruct or, in the absence of those instructions, as it sees fit and, subject as required by applicable law, having regard first to the interests of the Senior Creditors and the Hedging Banks.

(b)                                 The Security Agent shall enforce the Notes Security (if then enforceable) in such manner as the Notes Trustee directs.

(c)                                  Subject to Clause 10.5 (Sales by Security Agent - Notes Creditors), none of the Security Agent, the Senior Creditors and the Hedging Banks shall be responsible to any Junior Creditor, Subordinated Creditor or Obligor, no Bridge Creditor shall be responsible to any other Junior Creditor, Subordinated Creditor or Obligor, and no Notes Creditor shall be responsible to any other Junior Creditor, Subordinated Creditor or Obligor, for any enforcement or failure to enforce or to maximise the proceeds of any enforcement of the Security, and any of the Security Agent, the Senior Creditors, the Hedging Banks, the Bridge Creditors and the Notes Creditors, as the case may be, may cease any such enforcement at any time.

10.4                        Sales by Security Agent - Bank Creditors

If a transaction is:

(a)                                  permitted by clause 19.7 (Disposals) of the Senior Facilities Agreement, clause 19.7 (Disposals) of the Bridge Facility Agreement and any analogous provision of any External Facility;

(b)                                 being effected at the request of an Instructing Group in circumstances where the Bank Security has become enforceable; or

(c)                                  being effected by enforcement of the Bank Security,

the Security Agent is irrevocably authorised to execute on behalf of each Bank Creditor and each Obligor (and at the cost of the relevant Obligor),

(i)                                     any release of the Bank Security over that asset; and

(ii)                                  if that asset comprises all of the shares or other ownership interests in the capital of any Obligor held by members of the Group, a release of that Obligor and its Subsidiaries from all present and future liabilities (both actual and contingent and including any liability to any other Obligor under the Senior Finance Documents or the Bridge Finance Documents by way of contribution or indemnity) in its capacity as a guarantor under the Bridge Finance Documents or under the Hedging Documents and a release of any Security granted by that Obligor and its Subsidiaries over any of their respective assets,

PROVIDED THAT:

(A)                              in the case of paragraph (a) above the Net Proceeds of the disposal are to be applied as provided for in the Senior Facilities Agreement, the Bridge Facility Agreement and any External Facility; and

(B)                                otherwise the net cash proceeds of the sale or disposal are applied in payment of Debt in the order set out in Clause 9 (Proceeds of Enforcement).

10.5                        Sales by Security Agent – Notes Creditors

The Security Agent is irrevocably authorised to execute on behalf of each Notes Creditor any release of any Notes Guarantee and any Notes Security if:

(a)                                  such release is permitted by, is in accordance with, or has been approved under the Notes Finance Documents; or

(b)                                 (w) any of the limited partnership interests in Regco, (x) the shares in the general partner of Regco or (y) any of the partnership interests in Kabel Deutschland Vertrieb und Service Beteiligungs GmbH & Co, KG or any other New Limited Partnership and/or the shares in the general partner of Kabel Deutschland Vertrieb und Service Beteiligungs GmbH & Co, KG or any other New Limited Partnership or (z) any combination of the foregoing are sold, in each case, pursuant to enforcement action taken by the Security Agent on behalf of the Bank Creditors, and:

(i)                                     the proceeds of such sale received by the Security Agent are, unless otherwise agreed by the Notes Trustee, in the form of cash;

(ii)                                  the claims and security interests of the Senior Finance Parties and the Bridge Creditors against Regco are irrevocably and unconditionally released (and not assumed by the relevant purchaser or any affiliate of such purchaser of Regco concurrently with such sale unless such claims and security interests no longer have recourse to any member of the Group); and

(iii)                               either (A) the sale is made pursuant to a public auction or (B) in connection with the sale an internationally recognised investment bank selected by the Security Agent has delivered to the Notes Trustee an opinion that the consideration for the sale is fair from a financial point of view after taking into account all relevant circumstances.

10.6                        Ownership Interest Releases

Each Senior Creditor, Bridge Creditor and the Notes Trustee will execute such releases as the Security Agent may reasonably require to give effect to Clauses 10.4 (Sales by Security Agent — Bank Creditors) and 10.5 (Sales by Security Agent — Notes Creditors).  No such release will affect the obligations and liabilities of any other Obligor under the Finance Documents.

11.                               LOSS SHARING

11.1                        Equalisation Payments

If any Secured Creditor (a Recovering Creditor) makes a Recovery other than by reason of a payment from the Security Agent dealt with under Clause 9 (Proceeds of Enforcement), then, subject to Clause 11.3 (Notes Trustee Amounts):

(a)                                  the Recovering Creditor must within three Business Days, supply details of the Recovery to the Security Agent;

(b)                                 the Security Agent must calculate whether the Recovery is in excess of the amount (the amount of the excess being the Recovery Excess) which the Recovering Creditor would have received if the Recovery had been applied as provided in Clause 9 (Proceeds of Enforcement);

(c)                                  the Recovering Creditor must pay to the Security Agent an amount equal to the Recovery Excess within five Business Days of demand by the Security Agent;

(d)                                 the Security Agent must treat the Recovery Excess as if it were the proceeds of enforcement of the Security Documents and shall deal with it in accordance with Clause 9 (Proceeds of Enforcement); and

(e)                                  (i)            the Recovering Creditor will be subrogated to the rights of the Secured Creditors which have shared in that Recovery Excess, or

(i)                                     if the Recovering Creditor is not able to rely on any rights of subrogation under subparagraph (i) above, the relevant Obligor will owe the Recovering Creditor a debt which is equal to the Recovery Excess, immediately payable and of the type originally discharged.

11.2                        Loss Sharing

(a)                                  If any of the Senior Debt or Hedging Debt remains undischarged and any resulting losses are not being borne by the Senior Creditors and the Hedging Banks pro rata to the amount which their respective Commitments bore to the Total Commitments on the date of the Enforcement Event, the Senior Creditors and the Hedging Banks shall make such payments between themselves as the Senior Agent shall require to ensure that after taking into account such payments such losses are borne by the Senior Creditors and the Hedging Banks pro rata to their Commitments.

(b)                                 For the purpose of paragraph (a) above:

(i)                                     the Total Commitments under the Senior Facilities Agreement will be notionally increased by an aggregate amount equal to the sum of the total amount of the commitments under all External Facilities and the aggregate of the amounts (if any) that would be payable to any Hedging Bank as a result of terminating or closing out each hedging transaction under the Hedging Documents on the date of the Enforcement Event;

(ii)                                  each Hedging Bank shall be deemed (if it is a Lender) to have the aggregate amount of its Commitments increased by, or (if it is not a Lender) to have a Commitment in, the amount equal to the aggregate of the amounts (if any) that would be payable to that Hedging Bank as a result of terminating or closing out each hedging transaction under the Hedging Documents on the date of the Enforcement Event; and

(iii)                               each provider of debt under an External Facility shall be deemed (if it is a Lender) to have the aggregate amount of its Commitments increased by, or (if it is not a Lender) to have a Commitment in the amount equal to, the sum of its commitments under all External Facilities.

(c)                                  This Subclause is without prejudice to paragraph 10 of Schedule 6 (Security Agent).

11.3                        Notes Trustee Amounts

Nothing in this Clause 11 shall restrict the right of the Notes Trustee to receive and retain Notes Trustee Amounts.  The Notes Trustee shall have no liability to pay any amount under this Clause 11 unless and to the extent that amounts are held by it on trust for, or otherwise on behalf of, the Noteholders.

12.                               DESIGNATION OF EXTERNAL FACILITY

A person providing Senior Debt to any Obligor pursuant to an External Facility will be entitled to share in the security in respect of Senior Debt or benefit from this Agreement if and only if:

(a)                                  each such person and/or Representative in relation to that External Facility has acceded to this Agreement as a Senior Creditor or a Representative by executing a Deed of Accession and delivering such duly completed Deed of Accession to the Security Agent;

(b)                                 the finance documents relating to that External Facility have been or are provided to the Security Agent;

(c)                                  the notifications to the Security Agent and other administrative actions (if any) required under this Agreement in relation to that External Facility have been performed; and

(d)                                 that External Facility would not be prohibited by the Notes Finance Documents.

Upon compliance with the foregoing, each such person and each Representative of the relevant External Facility will become a Senior Creditor or Representative under this Agreement and the relevant External Facility will become Senior Debt under this Agreement.

13.                               AMENDMENTS

13.1                        Amendments

Subject to Clause 13.2 (Permitted Amendments) and Clause 13.3 (Other Amendments) and Clause 27 (Amendments), prior to the Bank Debt Discharge Date, no Party may amend any term of any Finance Document (or, after the Senior Discharge Date, Subordinated Finance Documents) in a manner or to an extent which would result in:

(a)                                  any increase in the amount of any payment under that Finance Document not contemplated by the original terms of the Finance Documents;

(b)                                 any payment becoming due or being required to be paid earlier or more frequently than originally provided for under or contemplated by that Finance Document (but this shall not restrict the operation of clause 20.20 (Acceleration) of the Senior Facilities Agreement or clause 20.21 (Acceleration) of the Bridge Facility Agreement or similar provisions of the Notes Finance Documents or any analogous provision of any External Facility);

(c)                                  any deferral of any scheduled repayment of any Senior Debt in an aggregate amount in excess of the Senior Headroom to a date falling after the first anniversary of the latest Final Maturity Date;

(d)                                 any deferral or waiver of:

(i)                                     a mandatory prepayment under clauses 8.2 (Mandatory prepayment - change of control or sale of business), 8.3 (Mandatory prepayments - third party receipts), 8.4 8.5 (Mandatory prepayment - market issue) of the Senior Facilities Agreement or any analogous provision of any External Facility; or

(ii)                                  any automatic cancellation under clause 8.9(a) (Automatic cancellation) of the Senior Facilities Agreement or any analogous provision of any External Facility,

the sum of any such prepayments and cancellations would otherwise be in an aggregate amount in excess of the Senior Headroom;

(e)                                  any change to the basis upon which an amount (including, without limitation, interest, fees and commissions) accrues or a payment is calculated in accordance with, or any change in the currency of any payment under, the original provisions of that Finance Document excluding, for the avoidance of doubt but without prejudice to paragraph (f) below, any changes to accounting principles, accounting definitions, financial covenants and financial covenant definitions);

(f)                                    any representation, warranty, undertaking or event of default under that Finance Document imposing an additional material obligation on any Obligor or becoming more onerous in any material respect for an Obligor;

(g)                                 any Obligor becoming liable to make an additional payment or any change from non-cash payment or capitalisation of any amount to cash payment, not contemplated by the original terms of that Finance Document;

(h)                                 a change to the priority, ranking or subordination achieved or intended to be achieved by this Agreement (as to which a certificate of the Senior Agent if on or prior to the Senior Discharge Date or thereafter the Bridge Agent and Notes Trustee if prior to the Bridge Discharge Date and/or the Notes Discharge Date, acting reasonably shall be conclusive);

(i)                                     a change to the purpose for which the Commitments available to fund the Acquisition Loans may be applied; or

(j)                                     any other change in the Senior Finance Documents which would conflict with the provisions of this Agreement or which would prohibit, or create a default hereunder with respect to, any action that is expressly permitted hereunder.

13.2                        Permitted Amendments

Notwithstanding Clause 13.1 (Amendments), the terms of a Finance Document may be amended if the amendment is in accordance with the terms of that Finance Document and:

(a)                                  is agreed to by an Instructing Group (and if prior to the Bridge Discharge Date the Majority Bridge Creditors in the case of any amendment relating to the Senior Finance Documents or Investor Debt Documents);

(b)                                 constitutes a procedural or administrative change arising in the ordinary course of administration of the relevant Debt or is a minor or technical change or is necessary to correct any manifest error, omission or default;

(c)                                  constitutes a deferral of any scheduled repayment of any Senior Debt in an amount not exceeding the Senior Headroom to a date falling not later than the first anniversary of the last Final Maturity Date;

(d)                                 constitutes a roll-up or capitalisation of interest, fees or expenses;

(e)                                  constitutes an increase in the principal amount of the Senior Debt (and the payment of fees and expenses in connection with such increase together with interest on the additional principal amount) but only to the extent that such increased amount is scheduled to be repaid on a date falling on or before the first anniversary of the Final Maturity Date and it does not create any Excess Senior Debt prior to the Bridge Discharge Date;

(f)                                    in the case of the Bridge Finance Documents, is permitted by the High Yield Letter Agreement; or

(g)                                 constitutes an extension of the time periods or imposition of additional conditions on the ability of an Authorised Representative under an External Facility becoming entitled to take any action pursuant to clause 10(a)(ii) or to issue a Stop Notice (and the Security Agent will implement any such amendment to this Agreement if requested by KDG and consented to by all creditors under that External Facility).

If the Senior Creditors or Bridge Creditors, as the case may be, are requested to consent to any amendments of any Bridge Finance Document or Senior Finance Document under paragraph (a) above they shall use their reasonable endeavours to consider and respond to such request in a timely manner.

13.3                        Other Amendments

(a)                                  The Notes Finance Documents may be amended in accordance with their terms at any time unless that amendment would cause any Notes Finance Document to fail to conform to the Notes Major Terms.

(b)                                 If at any time a member of the Group wishes to incur additional Financial Indebtedness which is permitted, by the Bank Finance Documents and the Notes Finance Documents (to the extent then in force) and any other documents in respect of Financial Indebtedness of the Group then outstanding, to be incurred and to rank senior to the Bridge Restricted Group Debt and the Notes Guarantee Debt and to have the benefit of this Agreement, an Instructing Group, KDG and the Security Agent may agree such changes (including, but not limited to, providing for the accession of further creditors or their representatives under this Agreement) to this Agreement as may be necessary or appropriate to accommodate the terms of, and guarantees and security provided for, any such additional Financial Indebtedness so as to ensure that the Junior Restricted Group Debt shall be subordinated to such additional Financial Indebtedness and that the Bank Security for the Bridge Restricted Group Debt and the Notes Security shall rank after any Security granted over the same assets in respect of such Financial Indebtedness in each case to the same extent as provided on the date of the Senior Facilities Agreement.  Such changes shall be binding on all parties (without requiring consent of the Notes Trustee or the other Notes Creditors, provided that the Notes Trustee shall receive notice of such changes reasonably in advance of such changes being made) provided that no additional obligations, other than those set forth in this Agreement (as in force at that time), may be imposed on the Notes Trustee without its consent.

(c)                                  If at any time a member of the Group wishes to incur Permitted KDG Debt which is permitted by the Bank Debt Finance Documents and the Notes Finance Documents (to the extent then in force) the Security Agent is hereby instructed to effect such changes (including, but not limited to, providing for the accession of further creditors or their representatives under this Agreement) to this Agreement as may be necessary or appropriate to accommodate the terms of, and guarantees and security provided for, any such Permitted KDG Debt having regard to the Agreed Mezzanine Principles; provided, in each case, that any such changes would not be prohibited by the terms of the Notes Finance Documents.  Such changes shall be binding on all parties (without requiring consent of the Notes Trustee or the other Notes Creditors or Senior Creditors, provided that the Notes Trustee shall receive notice of such changes reasonably in advance of such changes being made) provided that no additional obligations, other than those set forth in this Agreement (as in force at that time), may be imposed on the Notes Trustee without its consent.  To the extent changes required to implement such permitted KDG Debt extend beyond the scope of this paragraph, the Security Agent is authorised to implement those changes with the consent of KDG and an Instructing Group

(acting reasonably ; provided always that any such changes would not be prohibited by the terms of the Notes Finance Documents.

(d)                                 The Subordinated Finance Documents may be entered into, and may be amended in accordance with their terms, at any time unless the entering into of, or amendment of any such document would have been prohibited by this Agreement.

(e)                                  Promptly on (and within 10 Business Days of) request of KDG specifying that it wishes to implement an additional Add-On Facility, the Security Agent and Senior Agent (as relevant) will:

(i)                                     execute any Security Document proposed by KDG which is in substantially the same form as a Security Document provided as a condition precedent to the Facility A Loans but under which the debt thereby secured comprises both subsisting outstandings and commitments under the Senior Facilities Agreement and outstandings and commitments under any additional Add-On Facility (and which for the avoidance of doubt may extend to additional assets); and

(ii)                                  execute any amendment proposed by KDG to any existing Security Document having the effect of a security transfer agreement (Sicherungsübereignung) to the effect that (but only to the extent that), after giving effect to the amendment, the debt thereby secured comprises both subsisting outstandings and commitments under the Senior Facilities Agreement and outstandings and commitments under the additional Add-On Facility; and

(iii)                               amend clause 11.2 of this Agreement to provide for a lower ranking for Lenders under an Add-On Facility (if and only if all of those Lenders agree a lower ranking),

so long as the Senior Agent has, with effect on or about the day of executing the documents described in paragraphs (i) and (ii), received legal opinions from Allen & Overy LLP or any other counsel of recognised international standing acceptable to the Senior Agent (acting reasonably) in similar form to the opinions relating to security the Senior Agent received as part of the conditions precedent delivered prior to utilisation of the Facility A Loans (or with such other qualifications or statements which, taken together, do not adversely affect the interests of the Finance Parties to any material extent);  provided, in each case, that any such actions would not be prohibited by the terms of the Notes Finance Documents.

(f)                                    Promptly on (and within 10 Business Days of) request of KDG specifying that it wishes to implement an additional External Facility, the Security Agent and Senior Agent (as relevant) will:

(i)                                     execute any Security Document proposed by KDG which is in substantially the same form as a Security Document provided as a condition precedent to the Facility A Loans but under which the debt thereby secured comprises both subsisting outstandings and commitments under the Senior Facilities Agreement and outstandings and commitments under the additional External Facility (and which for the avoidance of doubt may extend to additional assets); and

(ii)                                  execute any amendment proposed by KDG to any existing Security Document having the effect of a security transfer agreement (Sicherungsübereignung) to the effect that (but only to the extent that) after giving effect to the amendment, the debt thereby secured comprises both subsisting outstandings and commitments under the Senior Facilities Agreement and outstandings and commitments under the additional External Facility; and

(iii)                               amend clause 11.2 of this Agreement to provide for lower ranking for Senior Creditors under an External Facility (if and only if all of those Senior Creditors agree a lower ranking),), so long as the Senior Agent has, with effect on or about the day of executing the documents described in paragraphs (i) and (ii), received legal opinions from Allen & Overy LLP or any other counsel of recognised international standing acceptable to the Senior Agent (acting reasonably) in similar form to the opinions relating to security the Senior Agent received as part of the conditions precedent delivered prior to utilisation of the Facility A Loans (or with such other qualifications or statements which, taken together, do not adversely affect the interests of the Finance Parties to any material extent); provided, in each case, that any such changes would not be prohibited by the terms of the Notes Finance Documents.

13.4                        Remedies Cumulative, Waivers

The rights of each Secured Creditor under this Agreement:

(a)                                  are cumulative and not exclusive of its rights under the general law;

(b)                                 may be waived only in writing and specifically; and

(c)                                  may be exercised as often as necessary.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

14.                               HEDGING DEBT

14.1                        Accession of Hedging Banks

A person providing Hedging to any Obligor will only be entitled to share in the Security in respect of that Hedging or benefit from this Agreement if:

(a)                                  that person and that Hedging are specified in Schedule 3 (Hedging Banks and Hedging Documents);

(b)                                 such Hedging is provided in accordance with the Hedging Letter; or

(c)                                  the Senior Agent (acting on the instructions of the Majority Senior Creditors) has agreed in writing that such person is entitled to share in the Security in respect of that Hedging or benefit from this Agreement.

Upon the execution by that person of a Deed of Accession and its delivery to the Security Agent that person will become a Hedging Bank under this Agreement in relation to that Hedging.

14.2                        Undertakings relating to Hedging Debt

Unless the Majority Lenders have agreed:

(a)                                  no Hedging Bank will demand (except to terminate or close out any hedging transaction as permitted under paragraph (b) below) or receive, and no Obligor will pay any of the Hedging Debt in cash or in kind except for:

(i)                                     scheduled payments arising under the original terms of the Hedging Documents; or

(ii)                                  the proceeds of enforcement of the Security in accordance with Clause 9 (Proceeds of Enforcement);

(b)                                 except pursuant to the Hedging Letter, no Hedging Bank will terminate or close out any hedging transaction under the Hedging Documents prior to its originally stated maturity or rely on any condition precedent to any hedging transaction so as not to make a payment or delivery under the Hedging Documents unless:

(i)                                     any Hedging Debt owed to it has not been paid when due and that default continues for more than one month after that Hedging Bank has given notice to the Senior Agent of that default and of its intention to terminate or close out that hedging transaction or not to make that payment or delivery;

(ii)                                  an Enforcement Event has occurred;

(iii)                               an Illegality Event has occurred under (and as defined in) any Hedging Document; or

(iv)                              any liquidation, winding-up, administration, dissolution or bankruptcy proceedings have been formally commenced against the Obligor which is the counterparty under that hedging transaction which proceedings have not been discharged within one month from the date of commencement;

(c)                                  none of the Hedging Debt may be discharged by set-off, any right of combination of accounts or otherwise except to the extent such Hedging Debt is permitted to be paid under paragraph (a) above; and

(d)                                 no Obligor will (and each Obligor will procure that none of its Subsidiaries will) create or permit to subsist any Security Interest over any of its assets or give any financial support to any person for, or in connection with, any of the Hedging Debt other than under the original terms of the Hedging Documents or the Security Documents and in accordance with the priority and ranking specified in this Agreement.

14.3                        Two Way Payments

Each Obligor and each Hedging Bank agrees that:

(a)                                  in the event of a termination of a hedging transaction whether upon a Termination Event or an Event of Default (each as defined in the relevant Hedging Documents) the Hedging Documents will provide for (in the case of 1992 ISDA Master Agreements) payments under the “Second Method” or (otherwise) two way payments (however described);

(b)                                 on or following the occurrence of an Enforcement Event if an amount falls due from that Hedging Bank to any Obligor, that amount shall be paid by that Hedging Bank to the Security Agent and applied in accordance with Clause 9 (Proceeds of Enforcement); and

(c)                                  promptly on the occurrence of an Enforcement Event each Hedging Bank will exercise any rights it may have to terminate or close out the hedging transactions under the Hedging Documents.

14.4                        Hedging Documents

(a)                                  All Hedging Documents must be based on 1992 ISDA Master Agreements unless otherwise agreed by the Senior Agent.

(b)                                 Each Hedging Bank will provide to the Senior Agent copies of all Hedging Documents.  Such agreements and documents must be in form and substance satisfactory to the Senior Agent, acting reasonably.

14.5                        Voting rights

(a)                                  To take into account a Hedging Bank’s interest, the definition of Majority Senior Creditors will be adjusted as follows:

(i)                                     a reference to the Lenders will include that Hedging Bank;

(ii)                                  a reference to a Loan will include the amount for that Hedging Bank calculated under paragraph (b) below; and

(iii)                               a reference to a Lender’s share in the Loans will be construed in relation to that Hedging Bank as the amount calculated under paragraph (b) below for that Hedging Bank.

(b)                                 The amount referred to in paragraphs (a)(ii) and (iii) above for any Hedging Bank will be calculated as follows:

(i)                                     prior to an Enforcement Event, the aggregate of the amounts (if any) that would be payable to that Hedging Bank as a result of terminating or closing out each hedging transaction under the Hedging Documents on the date on which the vote is taken; and

(ii)                                  after the occurrence of an Enforcement Event, the aggregate of the amounts (if any) payable to that Hedging Bank as a result of terminating or closing out each hedging transaction under the Hedging Documents under Clause 14.2(b) (Undertakings relating to Hedging Debt) or in compliance with Clause 14.3(c) (Two Way Payments).

15.                               CONSENTS AND LIMITS

15.1                        Waivers

If any waiver, release or consent is granted by the Majority Lenders under the Senior Finance Documents on or prior to the Senior Discharge Date, a corresponding waiver, release or consent will, if necessary to avoid a breach or default under any other Finance Document, be deemed to have been given by the Hedging Banks, the Bridge Creditors and the Subordinated Creditors (on the same terms and conditions, mutatis mutandis) under the Hedging Documents, Bridge Finance Documents, Intercompany Documents or Investor Debt Documents, as the case may be, PROVIDED THAT no such waiver, release or consent may:

(a)                                  extend the due date for or reduce the amount of or change the currency of any payment due to any Hedging Bank or relevant Junior Creditor or change the terms by reference to which any payment is to be calculated or made under the relevant Finance Documents;

(b)                                 be made of clauses 18 (Financial covenants) or 20 (Default) of the Bridge Facility Agreement or any provision of the Bridge Finance Documents which, under clause 26.2 (Exceptions) of the Bridge Facility Agreement (as originally in force), requires the consent of all the Bridge Creditors to waive, release or amend; or

(c)                                  amend the terms of this Agreement or a Security Document.

15.2                        Non-Objection

No Senior Creditor, Junior Creditor, Subordinated Creditor or Obligor shall have any claim or remedy against any of:

(a)                                  the Senior Creditors by reason of any transaction entered into between any of the Senior Creditors and any member of the Group or any requirement or condition imposed by or on behalf of the Senior Creditors on any member of the Group;

(b)                                 the Bridge Creditors by reason of any transaction entered into between any of the Bridge Creditors and any member of the Group or any requirement or condition imposed by or on behalf of the Bridge Creditors on any member of the Group; or

(c)                                  the Notes Creditors by reason of any transaction entered into between any of the Notes Creditors and any member of the Group or any requirement or condition imposed by or on behalf of the Notes Creditors on any member of the Group, which breaches or is or causes a default under any of the Finance Documents, unless entered into in breach of the terms of this Agreement.

15.3                        Limit on Senior Debt

Prior to the Bridge Discharge Date, if the principal amount of the outstanding Senior Debt (excluding any roll-up or capitalisation of interest, fees or expenses) exceeds the Total Commitments under the original terms of the Senior Facilities Agreement (less repayments and prepayments of the Loans actually made where a corresponding part of the Commitments is cancelled and not reinstated) plus the Senior Headroom (the amount of the excess being Excess Senior Debt) then, for the purposes only of determining rights and priorities between the Secured Creditors, the Excess Senior Debt will rank after the Junior Debt and for the purposes of this Agreement the Junior Debt shall be deemed to be Senior Debt but only in respect of the Excess Senior Debt.

15.4                        Limit on Hedging Debt

Prior to the Bridge Discharge Date, an obligation or liability owed by any Obligor to a Hedging Bank under any Hedging which is not one of the transactions or agreements specified in Schedule 3 (Hedging Banks and Hedging Documents) or permitted by Clause 14.1 (Accession of Hedging Banks) will not constitute Hedging Debt.

16.                               WARRANTIES

Each Subordinated Creditor warrants to the other Parties (on the date of this Agreement, or, if later, the date it executes a Deed of Accession), that:

(a)                                  it is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

(b)                                 this Agreement and the other Finance Documents to which it is a party are within its powers and have been duly authorised and executed by it;

(c)                                  the Finance Documents to which it is a party copied to the Senior Agent and the Bridge Agent at or before the date of this Agreement (or the date of its accession) contain (when taken together with any amendments permitted under Clause 13 (Amendments)) all the terms and conditions of the Subordinated Debt owed to it;

(d)                                 it is the sole legal and beneficial owner of the Subordinated Debt owed to it free from any Security Interest or subordination in favour of any person except any existing under this Agreement or the Security Documents; and

(e)                                  this Agreement constitutes its legal, valid and binding obligations, enforceable (subject to the Reservations) against it in accordance with its terms and the entry into and performance of the transactions contemplated by this Agreement does not conflict with any law or regulation applicable to it or with its constitutional documents or any other agreement binding on it or its assets.

17.                               INFORMATION

17.1                        Defaults

The Notes Trustee, the Bridge Agent and the Senior Agent will promptly notify each other of the occurrence of any Notes Default, Bridge Default or Senior Default as the case may be, on receipt by it of a notice specifying the event concerned (and expressly identifying it as an Event of Default). The Notes Trustee is not obliged to monitor or enquire whether a Default as aforesaid has occurred. The Notes Trustee is not deemed to have knowledge of the occurrence of a Default.

17.2                        Amount of Debt

Each of the Senior Agent, the Hedging Banks, the Bridge Agent and the Notes Trustee will on written request by any of the others notify the others in writing of details of the amount of the outstanding Senior Debt, Hedging Debt, Bridge Debt or Notes Debt, as the case may be.

17.3                        Other Information

Each Obligor authorises each of the Secured Creditors and the Investors to disclose to each other and to shareholders or other investors in any Obligor all information relating to that Obligor, its Subsidiaries or related entities, and coming into the possession of any of them in connection with the Finance Documents.

17.4                        Consultation

The Agents shall, so far as practicable in the circumstances, consult each other before taking any formal steps to exercise any remedy against any Obligor or to take any enforcement action but nothing in this Subclause will invalidate or otherwise affect any action or step taken without such consultation.

17.5                        Registration and Notice

The Agents will co-operate with each other with a view to reflecting the priority of the security conferred by the Security Documents in:

(a)                                  any required registration of any Security Document; and

(b)                                 giving any notice under the Security Documents.

18.                               SUBROGATION

18.1                        Subrogation of Bridge Creditors

(a)                                  If any Senior Debt or Hedging Debt is paid out of any proceeds received in respect of the Bridge Debt owing to one or more Bridge Creditors or the Notes Debt owing to one or more Notes Creditors, those Bridge Creditors or Notes Creditors, as the case may be (pro rata to their respective interests in such Bridge Debt or Notes Debt, as the case may be), will to that extent be subrogated to the Senior Debt or Hedging Debt so paid (and all securities and guarantees for that Senior Debt or Hedging Debt).

(b)                                 Any rights of subrogation so arising cannot (and shall not) be exercised:

(i)                                     before the Senior Discharge Date without the consent of an Instructing Group; or

(ii)                                  against any Restricted Group Member if the Security over the Ownership Interests is enforced in accordance with this Agreement.

18.2                        Non-Subrogation

Prior to the latest of (a) the Senior Discharge Date, (b) the Bridge Discharge Date and (c) the Notes Discharge Date, the Investors and the Obligors will not under any circumstances be subrogated to or entitled to exercise any of the rights of the Secured Creditors or exercise or enforce any security arising under any of the Security Documents.

19.                               PROTECTION OF SUBORDINATION

19.1                        Continuing Subordination

The subordination provisions in this Agreement constitute a continuing subordination and benefit to the ultimate balance of the Senior Debt, the Hedging Debt, the Notes Debt and the Bridge Debt respectively regardless of any intermediate payment or discharge of the Senior Debt, the Hedging Debt, the Bridge Debt or the Notes Debt in whole or in part.

19.2                        Waiver of Defences

The subordination in this Agreement and the obligations of each Junior Creditor, Subordinated Creditor and each Obligor under this Agreement will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or priorities or any of those obligations, including:

(a)                                  any time or waiver granted to, or composition with, any person;

(b)                                 any release of any person under the terms of any composition or arrangement;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)                                 any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)                                    any amendment (however fundamental) or replacement of any Finance Document or any other document or security; or

(g)                                 any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security or the failure by any member of the Group to enter into or be bound by any Finance Document.

19.3                        Appropriations

Until the Bank Debt Discharge Date, each Bank Creditor (or any trustee or agent on its behalf) may:

(a)                                  without affecting the liability of any Junior Creditor, Subordinated Creditor or any Obligor under the Finance Documents:

(i)                                     refrain from applying or enforcing any moneys, security or rights (other than moneys, security or rights held or received under the Bank Debt Finance Documents) held or received by that Bank Creditor (or any trustee or agent on its behalf) against the Bank Debt; or

(ii)                                  apply and enforce such moneys, security or rights (other than such moneys, security or rights received under the Bank Debt Finance Documents) in such manner and order as it sees fit (whether against the Bank Debt or otherwise); and

(b)                                 after an Enforcement Event, hold in an interest-bearing suspense account any moneys received pursuant to this Agreement from any Junior Creditor, Subordinated Creditor or Obligor or on account of that Junior Creditor’s or Obligor’s liability under the Finance Documents.

20.                               PRESERVATION OF DEBT

(a)                                  In spite of any term of this Agreement postponing, subordinating or preventing the payment of any of the Junior Debt or Subordinated Debt (as the case may be), as between the Obligors and the Junior Creditors or Subordinated Creditors the Junior Debt or Subordinated Debt shall remain owing or payable (and interest or default interest shall continue to accrue) in accordance with the terms of the Junior Finance Documents or Subordinated Finance Documents.

(b)                                 No delay in exercising rights and remedies under any of the Junior Finance Documents or Subordinated Finance Documents by reason of any term of this Agreement shall operate as a permanent waiver of any of those rights and remedies.

21.                               EXPENSES

21.1                        Enforcement Costs

Each Obligor, Bridge Creditor and each Subordinated Creditor will within three Business Days of demand pay to:

(a)                                  each Senior Creditor or Hedging Bank;

(b)                                 each Bridge Creditor; and

(c)                                  the Notes Trustee.

the amount of all costs and expenses incurred by it in connection with the enforcement against that Obligor, Junior Creditor, or Subordinated Creditor (as the case may be) of such person’s rights against it under this Agreement.

21.2                        Legal Expenses and Taxes

The costs and expenses referred to above include the reasonable fees and expenses of legal advisers and any value added tax or similar tax, and are payable in the currency in which they are incurred.

22.                               CHANGES TO THE PARTIES

22.1                        Successors and Assigns

This Agreement is binding on the successors and assigns of the Parties.

22.2                        Obligors

No Obligor may assign or transfer any of its rights (if any) or obligations under this Agreement.

22.3                        New Obligors

KDG will procure that each member of the Group which is not already an Obligor which:

(a)                                  is the Issuer;

(b)                                 becomes liable (whether actually or contingently) for any Secured Debt or Notes Debt; or

(c)                                  is a creditor or debtor in respect of any Intercompany Debt,

(each such person being a New Obligor) becomes an Obligor by the execution and delivery to the Security Agent of a duly completed Deed of Accession (together with such board resolutions and other corporate documentation as the Security Agent may reasonably require).

22.4                        New Creditors

No Bank Creditor or Investor will:

(a)                                  assign, transfer or dispose of any of the Debt owing to it or its proceeds or any interest in that Debt or its proceeds to or in favour of any person; or

(b)                                 assign, transfer, novate or dispose of any of its rights or obligations under any of the Finance Documents to any person;

unless in each case that person agrees with the Parties that it is bound by all the terms of this Agreement as a Senior Creditor, Hedging Bank, Bridge Creditor or Investor, as the case may be, by executing and delivering to the Security Agent a duly completed Deed of Accession or, in the case of a Senior Creditor under the Senior Facility Agreement, by the execution and delivery to the Senior Agent of a Transfer Certificate or, in the case of an Add-On Facility

Lender under the Senior Facility Agreement, by the execution and delivery to the Senior Agent of an Add-On Facility Accession Agreement or, in the case of a Bridge Creditor, by the execution and delivery to the Bridge Agent (with a copy to the Senior Agent) of a Transfer Certificate (as defined in the Bridge Facility Agreement).

22.5                        Notes Trustee

KDG shall procure that, prior to the issue of any Notes, any entity which is appointed or acting as trustee in relation to those Notes will become a party to this Deed as the Notes Trustee by executing and delivering to the Security Agent a duly completed Deed of Accession.

22.6                        New Investor

Prior to any Investor Debt being outstanding, KDG shall ensure that the creditor in respect of that Investor Debt accedes to this Agreement as an Investor by executing and delivering to the Security Agent a duly completed Deed of Accession (together with such board resolutions and other corporate documentation as the Security Agent may reasonably require).

22.7                        Resignation of Agents

(a)                                  No Agent may resign or be removed except as specified in the Senior Finance Documents, in the Bridge Finance Documents or in the Notes Finance Documents (as the case may be) and only if a replacement Agent agrees with all the other Parties to become party to and be bound by this Agreement as the replacement Agent by the execution and delivery to the Security Agent of a duly completed Deed of Accession.

(b)                                 Notwithstanding anything to the contrary contained in any of the Bridge Finance Documents, the Security Agent may not be removed (or have his authority terminated) by the Junior Creditors or any of them prior to the Senior Discharge Date.

22.8                        Supplements

Each of the other Parties appoints:

(a)                                  the Senior Agent as its agent to sign on its behalf any Transfer Certificate or Obligor Accession Deed entered into under the Senior Facilities Agreement; and

(b)                                 the Bridge Agent as its agent to sign on its behalf any Transfer Certificate or Obligor Accession Deed (both as defined in the Bridge Facility Agreement) entered into pursuant to the Bridge Facility Agreement; and

(c)                                  the Security Agent as its agent to sign on its behalf any Deed of Accession,

in order that each such Transfer Certificate, Obligor Accession Deed or Deed of Accession may be supplemental to this Agreement and be binding on and enure to the benefit of all the Parties.

22.9                        Option to Purchase

(a)                                  If:

(i)                                     the Senior Agent has declared all of the Senior Debt prematurely due and payable under the Senior Facilities Agreement;

(ii)                                  the appropriate Representative of other Senior Debt has declared all of such Senior Debt prematurely due and payable under the applicable External Facility; or

(iii)                               the Majority Senior Creditors have instructed the Security Agent to enforce any material part of the Security,

the Bridge Creditors or the Notes Trustee (or any combination thereof) may by giving not less than 10 Business Days’ notice to the Senior Agent specifying the purchase date (the Purchase Date) which shall be a Business Day elect to purchase or procure the purchase of all (and not part only) of the relevant outstanding Senior Debt.  Any such notice once given is irrevocable and shall preclude the giving of any such notice by any other Party.

(b)                                 On the Purchase Date:

(i)                                     the Bridge Creditors or, as the case may be, the Notes Trustee (or its nominee) shall pay to the Senior Agent or Representative of other Senior Debt, as the case may be, in cash and in the currency in which the Relevant Debt is denominated an amount (the Purchase Amount) determined by the Senior Agent or Representative of other Senior Debt, as the case may be, (acting reasonably) to be equal to the outstanding amount of the relevant Senior Debt (including all accrued interest, fees and expenses together with any Break Costs) on the Purchase Date;

(ii)                                  subject to payment of the Purchase Amount, the Senior Creditors under the Senior Facilities Agreement or Representative of other Senior Debt, as the case may be, shall transfer the Senior Debt to the Bridge Creditors, or as the case may be, the Notes Trustee (or to its order), by means of Transfer Certificates or by such other means as the relevant Senior Creditors under the Senior Facilities Agreement or Representative of other Senior Debt, the Bridge Creditors or, as the case may be, the Notes Trustee may otherwise agree.  Each of the Obligors shall, if required by the Bridge Agent or the Notes Trustee, execute any such Transfer Certificate; and

(iii)                               each Senior Creditor under the Senior Facilities Agreement or Representative of other Senior Debt, as the case may be, shall be deemed to have warranted to the Bridge Creditors, or, as the case may be, the Notes Trustee that:

“It is the owner of the beneficial interest, free from all Security Interests and third party interests other than any arising under the Finance Documents or by operation of law, in all rights and interests under the Finance Documents purporting to be assigned or transferred by it by such transfer.  It has the corporate power to effect, and has taken all necessary corporate action to authorise, such assignment or transfer.”

(c)                                  Save as specified in paragraph (b)(iii) above, any such transfer by the Senior Creditors under the Senior Facilities Agreement or Representative of other Senior Debt, as the case may be, shall be without recourse to, or representation or warranty from, the Senior Creditors and the terms of clause 27.2 (Assignments and transfers by Lenders) of the Senior Facilities Agreement (and/or any similar terms of any External Facility) shall apply to any such transfer by the Senior Creditors under the Senior Facilities Agreement or Representative of other Senior Debt, as the case may be.

(d)                                 The Bridge Creditors or, as the case may be, the Notes Trustee, provided the Notes Trustee shall have been indemnified pursuant to Clause 25.3, shall provide an indemnity to each Senior Creditor under the Senior Facilities Agreement or Representative of other Senior Debt, as the case may be, from a person acceptable to all the Senior Creditors and in a form satisfactory to the Majority Senior Creditors under the Senior Facilities Agreement or Representative of other Senior Debt, as the case may be, for any and all costs, losses and expenses which may be sustained or incurred by such Senior Creditor in consequence of any Purchase Amount being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Creditor for any reason whatsoever.

23.                               STATUS OF SUBORDINATED CREDITORS

None of the Subordinated Creditors has any rights under this Agreement against any of the Secured Creditors and none of the undertakings given by the Secured Creditors is given (or shall be deemed to have been given) to, or for the benefit of, the Subordinated Creditors.

24.                               NOTICES

24.1                        In writing

(a)                                  Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given:

(i)                                     in person, by post, telex, fax, e-mail or any other electronic communication approved by the Security Agent; or

(ii)                                  if between the Security Agent and a Secured Creditor and the Security Agent and the Secured Creditor agree, by e-mail or other electronic communication.

(b)                                 For the purpose of this Agreement, an electronic communication will be treated as being in writing.

(c)                                  Unless it is agreed to the contrary, any consent or agreement required under this Agreement must be given in writing.

24.2                        Contact details

(a)                                  Except as provided below, the contact details of each Party for all communications in connection with this Agreement are those notified by that Party for this purpose to the Security Agent on or before the date it becomes a Party.

(b)                                 The contact details of the Senior Creditors and Obligors for this purpose are those originally provided for in the Senior Facilities Agreement.

(c)                                  The contact details of the Bridge Creditors for this purpose are those originally provided for in the Bridge Facility Agreement.

(d)                                 The contact details of the Notes Trustee for this purpose are those specified in the Deed of Accession executed by the Notes Trustee.

(e)                                  The contact details of the Investors and the Hedging Banks which are Parties on the Restatement Date are set out in Schedule 4 (Investors) and Schedule 3 (Hedging Banks and Hedging Documents) respectively.

(f)                                    Any Party may change its contact details by giving five Business Days’ notice to the Security Agent or (in the case of the Security Agent) to the other Parties.

(g)                                 Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

24.3                        Effectiveness

(a)                                  Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

(i)                                     if delivered in person, at the time of delivery;

(ii)                                  if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)                               if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender’s copy of the notice;

(iv)                              if by fax, when received in legible form; and

(v)                                 if by e-mail or any other electronic communication, when received in legible form.

(b)                                 A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)                                  A communication to the Security Agent, or as the case may be, the Notes Trustee will only be effective on actual receipt by it.

24.4                        Obligors

Each Obligor (other than KDG) irrevocably appoints KDG to act as its attorney:

(a)                                  to agree, execute and deliver all documents under or in connection with the Senior Finance Documents without further reference to the other Obligors; and

(b)                                 to agree, execute and deliver all documents under or in connection with the Bridge Finance Documents without further reference to the other Obligors under and as defined in the Bridge Facility Agreement.

25.                               THE SECURITY AGENT

(a)                                  Each Hedging Bank irrevocably appoints the Security Agent as its agent under this Agreement and the Security Documents on the terms set out in Schedule 6 (Security Agent).

(b)                                 Each Obligor and each Secured Creditor agrees to the terms set out in Schedule 6 (Security Agent).

(c)                                  The perpetuity period for the trusts in this Agreement is 80 years.

26.                               NOTES TRUSTEE

26.1                        Personal Liability

The Notes Trustee enters into this Agreement in its capacity as trustee under the Notes Indenture and nothing in this Agreement shall impose on it any obligation to pay any amount out of its personal assets.  Its obligations hereunder (if any) to make any payment of any amount shall be only to make payment of such amount to the extent that (i) it has actual knowledge that such obligation has arisen and (ii) it has not distributed to Noteholders in accordance with the Notes Indenture any such amount.  The Notes Trustee shall not be charged with knowledge of existence of facts that would impose an obligation on it to make any payment or prohibit it from making any payment unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Notes Trustee receives written notice satisfactory to it that such payments are required or prohibited by this Agreement or the Notes Indenture.

26.2                        Payments

Nothing in this Agreement shall prevent payment by any Obligor of Notes Trustee Amounts as and when the same are due and payable.

26.3                        Indemnity

The Notes Trustee shall not have any obligation to take any action under this Agreement unless it is indemnified to its satisfaction in respect of all costs, expenses and liabilities which it would in its opinion thereby incur.

27.                               AMENDMENTS

(a)                                  This Agreement may be amended by the Obligors and the Security Agent without the consent of the other Parties, to cure defects, resolve ambiguities or reflect changes, in each case, of a minor, technical or administrative nature.

(b)                                 To the extent that an amendment only affects the rights and obligations of one or more Parties or class of Parties to this Agreement, and could not reasonably be expected to be adverse to the interests of other Parties or a class of Parties, only the Parties affected by such amendment need to agree to the amendments.  The Parties agree to make such amendments to this Agreement as are reasonably requested by an incoming Notes Trustee to enter into this Agreement, provided that such amendments do not adversely affect the rights and obligations of the Senior Finance Parties and the Bridge Finance Parties under this Agreement in any material respect.

(c)                                  If any Notes are to be subject to a registration with the U.S. Securities and Exchange Commission (including pursuant to any registration rights agreement), KDG and the Notes Trustee shall be entitled to amend the provisions of this Agreement without the consent of any other Party to provide that the obligations of the Notes Creditors under this Agreement in relation to any Notes Guarantee, including without limitation, any restrictions on the payment or enforcement of any Notes Guarantee set forth herein, shall no longer apply and shall instead be included within the terms of any such Notes Guarantees.

28.                               SEVERABILITY

If a term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction in relation to any Party, that shall not affect:

(a)                                  in respect of that Party the legality, validity or enforceability in that jurisdiction of any other term of this Agreement;

(b)                                 in respect of any other Party the legality, validity or enforceability in that jurisdiction of that or any other term of this Agreement; or

(c)                                  in respect of any Party the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

29.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

30.                               GOVERNING LAW

This Agreement is governed by English law.

31.                               ENFORCEMENT

31.1                        Jurisdiction

(a)                                  The English courts have exclusive jurisdiction to settle any dispute in connection with this Agreement.

(b)                                 The English courts are the most appropriate and convenient courts to settle any such dispute and each Junior Creditor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

(c)                                  This Clause is for the benefit of the Senior Creditors and Hedging Banks only.  To the extent allowed by law, a Senior Creditor or Hedging Bank may take:

(i)                                     proceedings in any other court; and

(ii)                                  concurrent proceedings in any number of jurisdictions.

31.2                        Service of process

(a)                                  Each Subordinated Creditor irrevocably appoints Jordon Company Secretaries Limited of 20-22 Bedford Row, London WC1R 4JS as its agent under this Agreement for service of process in any proceedings before the English courts.

(b)                                 If any person appointed as process agent is unable for any reason to act as agent for service of process, KDG (on behalf of all the Subordinated Creditors) must immediately (and in any event within 14 days of such event taking place) appoint another agent on terms acceptable to the Security Agent.  Failing this, the Security Agent may appoint another agent for this purpose.

(c)                                  Each Junior Creditor and Subordinated Creditor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)                                 This Subclause does not affect any other method of service allowed by law.

31.3                        Waiver of immunity

Each Junior Creditor and Subordinated Creditor irrevocably and unconditionally:

(a)                                  agrees not to claim any immunity from proceedings brought by a Senior Creditor or Hedging Bank or Junior Creditor, as applicable against it in relation to this Agreement and to ensure that no such claim is made on its behalf;

(b)                                 consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)                                  waives all rights of immunity in respect of it or its assets.

31.4                        Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

SENIOR CREDITORS

Lenders

The Royal Bank of Scotland plc
Deutsche Bank AG London Branch
Goldman Sachs Credit Partners LP
JPMorgan Chase Bank, N.A.

Mandated Lead Arrangers

The Royal Bank of Scotland plc
Deutsche Bank AG London Branch
Goldman Sachs International
J.P. Morgan plc

Senior Agent

The Royal Bank of Scotland plc

Security Agent

The Royal Bank of Scotland plc

SCHEDULE 2

BRIDGE CREDITORS

Bridge Lenders

Citibank International plc
Deutsche Bank AG London
Goldman Sachs Credit Partners, L.P.
Morgan Stanley Senior Funding, Inc.

Mandated Lead Arrangers

Citigroup Global Markets Limited
Deutsche Bank AG London
Goldman Sachs International
Morgan Stanley Senior Funding, Inc.

Bridge Agent

Deutsche Bank AG London

Security Agent

Deutsche Bank AG London

SCHEDULE 3

HEDGING BANKS AND HEDGING DOCUMENTS

Name of Hedging Bank	Details of Hedging Document and initial trade (if known at the Restatement Date)	Address for notices
Goldman Sachs International	ISDA Master Agreement dated as of 14th March, 2003 and amended and restated as of 28th March, 2004 between Goldman Sachs International and Kabel Deutschland Vertreib und Service GmbH & Co. KG

Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB

Fixed Income/ Credit Derivatives:
Facsimile No. 44-20-7774 5115
Equity Derivatives: Facsimile No. 44-20-7774 1500
Foreign Exchange: Facsimile No. 44-20-7774 1201
Legal Department: Facsimile No. 44-20-7774 1313
Telephone No. 44-20-7774-1000
Telex No: 887902 GSLL G

Morgan Stanley Capital Services Inc.	ISDA Master Agreement dated as of 14th March, 2003 and amended and restated as of 28th March, 2004 between Morgan Stanley Capital Services Inc. and Kabel Deutschland Vertreib und Service GmbH & Co. KG

Morgan Stanley Capital Services Inc.
1585 Broadway, New York, New York 10036 Attention:      Derivative Products
Group - 3rd floor
Telex No.:      620131      Answer
back: MORSTAN
Facsimile No.:(1) 212-761-0580
Telephone No.:(1) 212-761-4000

Société Générale	ISDA Master Agreement dated as of 28th June, 2004 between Société Générale and Kabel Deutschland GmbH	Please refer to ISDA Master Agreement

COÖPERATIEVE CENTRALERAIFFEISEN-BOERENLEENBANK B.A.	ISDA Master Agreement dated as of 28th June, 2004 between COÖPERATIEVE CENTRALERAIFFEISEN-BOERENLEENBANK B.A. and Kabel Deutschland GmbH	Please refer to ISDA Master Agreement

The Royal Bank of Scotland plc	ISDA Master Agreement dated as of 28th June, 2004 between The Royal Bank of Scotland plc and Kabel Deutschland GmbH	Please refer to ISDA Master Agreement

ABN AMRO Bank N.V.	ISDA Master Agreement dated as of 28th June, 2004 between ABN AMRO Bank N.V. and Kabel Deutschland GmbH	Please refer to ISDA Master Agreement

Deutsche Bank AG, London	ISDA Master Agreement dated as of 28th June, 2004 between Deutsche Bank AG, London and Kabel Deutschland GmbH	Please refer to ISDA Master Agreement

HSBC Bank plc	ISDA Master Agreement dated as of 28th June, 2004 between HSBC Bank plc and Kabel Deutschland GmbH	Please refer to ISDA Master Agreement

Calyon	ISDA Master Agreement dated as of 28th June, 2004 between Calyon and Kabel Deutschland GmbH	Please refer to ISDA Master Agreement

SCHEDULE 4

INVESTORS

Name of Investor	Address for notices

SCHEDULE 5

FORM OF DEED OF ACCESSION

THIS DEED dated [                    ], [     ] is supplemental to a priority agreement (the Priority Agreement) dated [     ] March, 2004 (as amended and restated from time to time) between, amongst others, Kabel Deutschland GmbH, certain of its Subsidiaries as Obligors, the Investors, the Bridge Creditors, the Hedging Banks, the Senior Creditors, The Royal Bank of Scotland plc as Security Agent, Senior Agent and Bridge Agent.

Words and expressions defined in the Priority Agreement have the same meaning when used in this Deed.

[Name of new Obligor/Intercompany Creditor/Intercompany Debtor/Senior Creditor/Hedging Bank/Bridge Creditor/Investor/Senior Agent/Bridge Agent/Security Agent/Notes Trustee/Issuer] hereby agrees with each other person who is or who becomes a party to the Priority Agreement that with effect on and from the date hereof it will be bound by the Priority Agreement as a[n] *[Obligor/Intercompany Creditor/Intercompany Debtor/Senior Creditor/Hedging Bank/Bridge Creditor/Senior Agent/Security Agent/Investor/Bridge Agent/Notes Trustee] as if it had been party originally to the Priority Agreement in that capacity and that it shall perform all of the undertakings and agreements set out in the Priority Agreement and given by a[n] *[Obligor/Intercompany Creditor/Intercompany Debtor/Senior Creditor/Hedging Bank/Bridge Creditor/Senior Agent/Security Agent/Investor/Bridge Agent/Notes Trustee].

[The details of Hedging Documents and Hedging Debt covered by this Deed is as follows [                    ]].

The address for notices of *[Obligor/Intercompany Creditor/Intercompany Debtor/Senior Creditor/Hedging Bank/Bridge Creditor/Senior Agent/Security Agent/Investor/Bridge Agent/Notes Trustee/Issuer] for the purposes of Clause 24 (Notices) of the Priority Agreement is:

[                    ].

This document takes effect as a deed notwithstanding that the Security Agent only executes under hand.

This Deed is governed by English law.

[Insert appropriate execution language]

[*Delete as applicable.  It is not necessary for an Obligor to accede as an Intercompany Creditor or Intercompany Debtor as the definition of Intercompany Creditors and Intercompany Debtors includes all Obligors in those capacities.]

Acknowledged.

The Royal Bank of Scotland plc

By:

SCHEDULE 6

SECURITY AGENT

1.                                      Appointment by Hedging Banks, Senior Creditor and Notes Creditors

1.1                                 Each Hedging Bank, each Senior Creditor and each Notes Creditor irrevocably appoints the Security Agent to act as its agent under this Agreement and the Security Documents.

1.2                                 Each Hedging Bank, each Senior Creditor and each Notes Creditor irrevocably authorises the Security Agent to:

(a)                                  perform the duties and to exercise the rights, powers and discretions that are specifically given to it under this Agreement or the Security Documents, together with any other incidental rights, powers and discretions; and

(b)                                 execute each Security Document expressed to be executed by the Security Agent on its behalf.

1.3                                 The Security Agent has only those duties which are expressly specified in this Agreement or the Security Documents.  Those duties are solely of a mechanical and administrative nature.

1.4                                 Each Hedging Bank, each Senior Creditor and each Notes Creditor confirms that:

(a)                                  the Security Agent has authority to accept on its behalf the terms of any reliance letter or engagement letter relating to the Reports or any other reports or letters provided in connection with the Senior Finance Documents, the Bridge Finance Documents, the Notes Finance Documents or the transactions contemplated by the Senior Finance Documents, the Bridge Finance Documents or the Notes Finance Documents, to bind it in respect of those Reports, reports or letters and to sign that reliance letter or engagement letter on its behalf and to the extent that reliance letter or engagement letter has already been entered into ratifies those actions; and

(b)                                 it accepts the terms and qualifications set out in that reliance letter or engagement letter.

2.                                      No fiduciary duties

Except as specifically provided in a Senior Finance Document, a Bridge Finance Document or a Notes Finance Document:

(a)                                  nothing in the Senior Finance Documents, the Bridge Finance Documents or the Notes Finance Documents makes the Security Agent a trustee or fiduciary for any other Party or any other person; and

(b)                                 the Security Agent need not hold in trust any moneys paid to or recovered by it for a Party pursuant to the Senior Finance Documents, the Bridge Finance Documents or the Notes Finance Documents or be liable to account for interest on those moneys.

3.                                      Individual position of the Security Agent

3.1                                 If it is also a Secured Creditor in another capacity, the Security Agent has the same rights and powers under the Senior Finance Documents, the Bridge Finance Documents and the Notes

Finance Documents as any other Secured Creditor in that capacity and may exercise those rights and powers as though it were not the Security Agent.

3.2                                 The Security Agent may:

(a)                                  carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(b)                                 retain any profits or remuneration it receives under the Senior Finance Documents, the Bridge Finance Documents or the Notes Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

4.                                      Reliance

The Security Agent may:

(a)                                  rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)                                 rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)                                  engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Security Agent); and

(d)                                 act under the Senior Finance Documents, the Bridge Finance Documents and the Notes Finance Documents through its personnel and agents.

5.                                      Instructions

5.1                                 The Security Agent is fully protected if it acts on the instructions of an Instructing Group in the exercise of any right, power or discretion or any matter not expressly provided for in the Senior Finance Documents or the Bridge Finance Documents or on the instructions of the Notes Trustee, in the case of any matter not expressly provided for under the Notes Finance Documents.  Any such instructions given by an Instructing Group or the Notes Trustee will be binding on all the Secured Creditors.

5.2                                 The Security Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or an Instructing Group or the Notes Trustee has not been exercised.

5.3                                 The Security Agent is not authorised to act on behalf of a Secured Creditor (without first obtaining that Secured Creditor’s consent) in any legal or arbitration proceedings in connection with any Senior Finance Document, Bridge Finance Document or Notes Finance Document.

5.4                                 The Security Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of an Instructing Group.

6.                                      Responsibility

6.1                                 The Security Agent is not responsible to any other Secured Creditor for the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(a)                                  any Senior Finance Document, Bridge Finance Document, Notes Finance Document or any other document;

(b)                                 any statement or information (whether written or oral) made in or supplied in connection with any Senior Finance Document, Bridge Finance Document or Notes Finance Document; or

(c)                                  any observance by any Obligor of its obligations under any Finance Document or any other document.

6.2                                 Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Senior Finance Document, Bridge Finance Document or Notes Finance Document, each Secured Creditor (other than the Security Agent) confirms that it:

(a)                                  has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Senior Finance Documents, the Bridge Finance Documents or Notes Finance Documents (as the case may be) (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(b)                                 has not relied exclusively on any information provided to it by the Security Agent in connection with any Senior Finance Document, Bridge Finance Document or Notes Finance Document.

7.                                      Exclusion of liability

7.1                                 The Security Agent is not liable or responsible to any other Secured Creditor for any action taken or not taken by it in connection with any Senior Finance Document, Bridge Finance Document or Notes Finance Document, unless directly caused by its gross negligence or wilful misconduct.

7.2                                 No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Senior Finance Document, Bridge Finance Document or Notes Finance Document.  Any officer, employee or agent of the Security Agent may rely on this Subclause in accordance with the Contracts (Rights of Third Parties) Act 1999.

8.                                      Default

The Security Agent is not obliged to monitor or enquire whether a Default has occurred.  The Security Agent is not deemed to have knowledge of the occurrence of a Default.

9.                                      Information

9.1                                 The Security Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Security Agent by a Party for that person.

9.2                                 Except where a Senior Finance Document, a Bridge Finance Document or a Notes Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

9.3                                 Except as provided above, the Security Agent has no duty:

(a)                                  either initially or on a continuing basis to provide any other Secured Creditor with any credit or other information concerning the risks arising under or in connection with the Senior Finance Documents, the Bridge Finance Documents or the Notes Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(b)                                 unless specifically requested to do so by another Secured Creditor in accordance with a Senior Finance Document, a Bridge Finance Document or a Notes Finance Document, to request any certificate or other document from any Obligor.

9.4                                 In acting as the Security Agent, the Security Agent shall be treated as acting through its agency division which shall be treated as a separate entity from its other divisions and departments.  Any information received or acquired by the Security Agent which, in its opinion, is received or acquired by some other division or department or otherwise than in its capacity as the Security Agent may be treated as confidential by the Security Agent and will not be treated as information possessed by the Security Agent in its capacity as such.

9.5                                 The Security Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Senior Finance Documents, the Bridge Finance Documents or the Notes Finance Documents.

9.6                                 Each Obligor irrevocably authorises the Security Agent to disclose to the other Secured Creditors any information which, in the Security Agent’s opinion, is received by it in its capacity as the Security Agent.

10.                               Indemnities

10.1                           Without limiting the liability of any Obligor under the Senior Finance Documents, the Bridge Finance Documents or the Notes Finance Documents, each Bank Creditor must indemnify the Security Agent for that Secured Creditor’s proportion of any loss or liability incurred by the Security Agent in acting as the Security Agent in connection with the Bank Security, except to the extent that the loss or liability is caused by the Security Agent’s gross negligence or wilful misconduct.

10.2                           A Secured Creditor’s proportion of the loss or liability set out in paragraph 10.1 above is the proportion which the aggregate of its Commitments or its Commitments under and as defined in the Bridge Facility Agreement bear to the aggregate of the Total Commitments and the Total Commitments under and as defined in the Bridge Facility Agreement on the date the loss or liability was incurred by the Security Agent.

10.3                           For the purpose of paragraph 10.2 above:

(a)                                  the Total Commitments under the Senior Facilities Agreement will be notionally increased by an aggregate amount equal to the aggregate of the amounts (if any) that would be payable to any Hedging Bank as a result of terminating or closing out each hedging transaction under the Hedging Documents on that date; and

(b)                                 each Hedging Bank shall be deemed (if it is a Lender) to have the aggregate amount of its Commitments increased by, or (if it is not a Lender) to have a Commitment in, the amount equal to the aggregate of the amounts (if any) that would be payable to that Hedging Bank as a result of terminating or closing out each hedging transaction under the Hedging Documents on that date.

10.4                        The Security Agent may deduct from any amount received by it for a Secured Creditor any amount due to the Security Agent from that Secured Creditor under a Senior Finance Document, a Bridge Finance Document or a Notes Finance Document but unpaid.

11.                               Compliance

The Security Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

12.                               Resignation

12.1                        The Security Agent may resign and appoint any of its Affiliates as successor Security Agent to it by giving notice to the Senior Agent (prior to the Senior Discharge Date), the Bridge Agent, the Notes Trustee and KDG.

12.2                        Alternatively, the Security Agent may resign by giving notice to the Senior Agent (prior to the Senior Discharge Date), the Bridge Agent, the Notes Trustee and KDG, in which case the Majority Senior Creditors (or, after the Senior Discharge Date, the Majority Bridge Creditors or, after the Bridge Discharge Date, the Notes Trustee) may appoint a successor Agent to it.

12.3                        If no successor Security Agent has been appointed under paragraph 12.2 above within 30 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent to it.

12.4                        The person(s) appointing a successor Security Agent must, if applicable, consult with KDG and (prior to the Senior Discharge Date) the Bridge Agent and the Notes Trustee prior to the appointment.

12.5                           Subject as otherwise provided in paragraph 12.6 below, the resignation of a Security Agent and the appointment of a successor Security Agent will both become effective only when:

(a)                                  the successor Security Agent notifies the Senior Agent and the Bridge Agent that it accepts its appointment and executes and delivers to the Senior Agent a duly completed Deed of Accession; and

(b)                                 on giving the notification, the successor Security Agent will succeed to the position of the retiring Security Agent and the term Security Agent will mean the successor Security Agent.

12.6                        The resignation of a Security Agent and the appointment of a successor Security Agent shall not become effective until the Senior Agent (or, after the Senior Discharge Date, the Bridge Agent) confirms that it is satisfied that the Security Documents (and any related documentation) have been transferred to or into (and where required registered in) the name of the proposed successor Security Agent.

12.7                        The retiring Security Agent must, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Senior Finance Documents, the Bridge Finance Documents and the Notes Finance Documents.

12.8                        Upon its resignation becoming effective, this Clause will continue to benefit a retiring Security Agent in respect of any action taken or not taken by it in connection with the Senior Finance Documents, the Bridge Finance Documents or the Notes Finance Documents while it was a Security Agent, and, subject to paragraph 12.7 above, it will have no further obligations under any Senior Finance Document, Bridge Finance Document or Notes Finance Document.

12.9                        The Majority Senior Creditors (or, after the Senior Discharge Date, the Majority Bridge Creditors or, after the Senior Discharge Date and Bridge Discharge Date, the Notes Trustee) may, by notice to the Security Agent, require it to resign under paragraph 12.2 above.

12.10                  The Obligors will (at their own cost) take such action and execute such documents as is required by the Security Agent so that the Security Documents provide for effective and perfected security in favour of any successor Security Agent.

12.11                  The Bridge Creditors and the Notes Trustee undertake that if, by not less than 30 days’ notice to the Bridge Agent and the Notes Trustee, the Security Agent states that it wishes to resign on or after the Senior Discharge Date, the Bridge Creditors will procure that a replacement bank or financial institution shall become a successor Security Agent in accordance with clause 21.13 (Resignation) of the Senior Facilities Agreement and clause 21.13 (Resignation) of the Bridge Facility Agreement.

12.12                  If no such successor Security Agent has been appointed by the Majority Bridge Creditors and the Notes Trustee and accepted that appointment in writing by the later of the Senior Discharge Date and the day falling 30 days after the date of that notice the Security Agent may resign and the retiring Security Agent may appoint a successor Security Agent to it..

13.                               Relationship

The Security Agent may treat each Secured Creditor as such and as entitled to payments under this Agreement and (in the case of a Lender) as acting through its Facility Office(s) or (in the case of a Lender under and as defined in the Bridge Facility Agreement) as acting through its Facility Office(s) (as so defined) until it has received not less than five Business Days’ prior notice from that Secured Creditor to the contrary.

14.                               Security Agent’s management time

If the Security Agent requires, any amount payable to the Security Agent by any Party under any indemnity or otherwise in respect of any costs or expenses incurred by the Security Agent under the Senior Finance Documents, the Bridge Finance Documents or the Notes Finance Documents after the date of this Agreement may include the cost of using its management time or other internal resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the relevant Party.  This is in addition to any amount in respect of fees, costs or expenses paid or payable to the Security Agent under any other term of the Senior Finance Documents, the Bridge Finance Documents or the Notes Finance Documents.

15.                               Notice period

Where this Agreement specifies a minimum period of notice to be given to the Security Agent, the Security Agent may, at its discretion, accept a shorter notice period.

16.                               Security Agent

16.1                        The Security Agent shall hold the security constituted by the Security Documents on trust or to the extent required by any applicable local law as agent for the Secured Creditors in accordance with the Senior Finance Documents, the Bridge Finance Documents and the Notes Finance Documents.

16.2                        The Security Agent shall not be liable for any failure, omission, or defect in registering, protecting or perfecting the security constituted by any Security Document or any security created thereby.

16.3                        The Security Agent has no obligation to enquire into or check the title which any Obligor may have to any property over which security is intended to be created by any Security Document or to insure any such property or the interests of the Secured Creditors in that property.

16.4                        The Security Agent is not under any obligation to hold any title deeds, Security Documents or any other documents in connection with the property charged by any Security Document or any other such security in its own possession or to take any steps to protect or preserve the same.  The Security Agent may permit the relevant Obligor, any bank providing safe custody services or any professional adviser of the Security Agent to retain all such title deeds, Security Documents and other documents in its possession.

16.5                        All amounts received by the Security Agent under the Senior Finance Documents, the Bridge Finance Documents or the Notes Finance Documents may be:

(a)                                  invested in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent with the consent of the Majority Senior Creditors (or, after the Senior Discharge Date, the Majority Bridge Creditors or, after the Senior Discharge Date and Bridge Discharge Date, the Notes Trustee); or

(b)                                 placed on deposit at such bank or institution (including any other Secured Creditor) and upon such terms as the Security Agent may think fit.  Any and all such monies and all interest thereon shall be paid over to the Senior Agent forthwith upon demand by the Senior Agent.

16.6                        Each Secured Creditor confirms its approval of the Security Documents and authorises and directs the Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee (or agent) or as otherwise provided (and whether or not expressly in the names of the Secured Creditors) on its behalf.

17.                               Conflict with Security Documents

If there is any conflict between the provisions of this Agreement and any Security Document with regard to instructions to or other matters affecting the Security Agent, this Agreement will prevail.

18.                               Security Agent as joint and several creditor

(a)                                  Each of the Obligors and each of the Secured Creditors agree that the Security Agent shall be the joint and several creditor (together with the relevant Secured Creditor) of each and every payment obligation of any Obligor towards each and any of the Secured Creditors under the Senior Finance Documents, Bridge Finance Documents or Notes Finance Documents and that accordingly the Security Agent will have its own independent right to demand performance by the relevant Obligor of those obligations when due.  However, any discharge of any such obligation to either of the Security Agent or the relevant Finance Party shall, to the same extent, discharge the corresponding obligation owing to the other.

(b)                                 Without limiting or affecting the Security Agent’s rights against any Obligor (whether under this paragraph or under any other provision of the Senior Finance Documents, Bridge Finance Documents or Notes Finance Documents), the Security Agent agrees with each other Secured Creditor (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint and several creditor with a Secured Creditor except with the consent of that Secured Creditor, provided that the Security Agent may exercise its rights as a joint and several creditor with the Notes Creditors with the consent of the Note Trustee.  However, nothing in the previous sentence shall limit to any extent the Security Agent’s right in whatever capacity to take any action to protect or preserve any rights under any Security Document or to enforce any Security Interest created thereby as contemplated by this Agreement, (in the case of the Notes Pledge Agreement only) the Notes Finance Documents and/or the relevant Security Document (or to do any act reasonably incidental to any of the foregoing).

(c)                                  This Subclause applies unless the Security Agent specifies that it shall not apply in relation to a specific Obligor or all Obligors incorporated in a particular jurisdiction.

SCHEDULE 7

AGREED MEZZANINE PRINCIPLES

(a)                                  Any Permitted KDG Debt that is incurred by an Obligor in connection with this Agreement will be secured and rank in accordance with certain agreed principles as set out herein (the Agreed Mezzanine Principles).

(b)                                 The Permitted KDG Debt shall be subordinated to the Senior Debt and the Hedging Debt and the Security given in respect of such Permitted KDG Debt shall rank and secure the Permitted KDG Debt behind the Senior Debt and the Hedging Debt.

(c)                                  The Permitted KDG Debt shall rank pari passu with the Notes Guarantee Debt and the Security given in respect of such Permitted KDG Debt shall rank and secure the Permitted KDG Debt pari passu with the Notes Debt (save, in each case, to the extent that the creditors of the Permitted KDG Debt have agreed to rank behind the Notes Guarantee Debt).

(d)                                 This Agreement shall be amended to reflect the presence of the Permitted KDG Debt in a manner that is customary for euromarket mezzanine financings and shall include, without limitation, restrictions on the ability of the creditors of the Permitted KDG Debt from taking any enforcement action against any Obligor for a period of at least 90 days (in the case of a payment default), 120 days (in the case of a financial covenant default) and/or at least 150 days (in the case of any other default); provided that any such amendments would not be prohibited by the Notes Finance Documents.  The Majority Lenders shall be entitled to issue Stop Notices in respect of payments of interest in respect of the Permitted KDG Debt in a manner that is customary for euromarket mezzanine financings.

(e)                                  For the avoidance of doubt, any such Permitted KDG Debt shall be in accordance with the definition of “Compliant KDG Debt” in the Senior Facilities Agreement and shall be incurred in compliance with the Notes Finance Documents.

(f)                                    Any references to rights or obligations of Noteholders in this Agreement will be amended to provide for similar rights and obligations of holders of Permitted KDG Debt (with corresponding changes where required); provided that any such amendments would not be prohibited by the Notes Finance Documents.

SIGNATORIES

[This section not restated]